Exhibit 10.5
Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been omitted in reliance on a request for confidential treatment.

Framework Deed relating to the purchase and leaseback of four (4) used Boeing 777-300ER aircraft bearing manufacturer's serial numbers 37664, 37665, 37666 and 37667
Dated 2014
Aircastle Holding Corporation Limited (Aircastle) LATAM Airlines Group S.A. (LATAM)
Dentons UKMEA LLP One Fleet Place London EC4M 7WS United Kingdom DX 242

Contents
1Definitions and interpretation    1
2Purpose; Base Documents; conditions precedent; agreement    5
3Definitive Documents – arrangements for execution and key terms and conditions    7
4Event of Loss and cancellation rights    9
5Delivery Condition    10
6Obligations of the Parties and related matters    11
7Representations and Warranties    11
8Costs and expenses    12
9Assignments    12
10Miscellaneous    12
11Governing Law and jurisdiction; Process Agent    15

Schedule 1 - Aircraft details16
Schedule 2 - 2012 Aircraft17
Schedule 3 - Relevant Events18
Schedule 4 - Lessor Relevant Events19
Schedule 5 - Form of Lease20
Schedule 6 - Form of Purchase Agreement1
Schedule 7 - Form of LATAM Guarantee22
Schedule 8 - Purchase Price/Rent28

This Deed is made by way of deed and is entered into on _______________________ 2014
Between:

(1)	Aircastle Holding Corporation Limited, a company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (Aircastle); and

(2)	LATAM Airlines Group S.A., a sociedad anónima incorporated under the laws of Chile, whose registered office is at Av. Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile (LATAM).
It is agreed and this Deed witnesses as follows.

1	Definitions and interpretation

1.1	Definitions
In this Deed, unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the form of Lease attached to this Deed or, if not defined therein, in the ALST (in each case, including by reference to another document) and used in this Deed shall have the same meanings where used in this Deed. In addition, the following definitions apply:
2012 Aircraft means each Aircraft listed in Schedule 2 (2012 Aircraft).
2    Aircraft means each Airframe to be delivered, sold and leased in accordance with the relevant Lease and this Deed, together with the Engines and all Parts and (unless the context does not permit) the Aircraft Documentation.
3    Airframe means, collectively, (a) each airframe listed in Schedule 1 (Aircraft details) (excluding the Engines or engines from time to time installed thereon) and (b) any and all Parts incorporated or installed in or attached to such airframe.
4    ALST means the Aircraft Lease Shared Terms for LATAM dated on or about the date hereof (as previously amended and as amended in the future) and confirmed by LATAM and Aircastle Advisor LLC as servicer on or about the date hereof.
5    Applicable Swap Rate means the two (2) year US Dollar Swap rate as stated on Bloomberg page SSRC7 (2Y “Semi 30/360” Offer Side) (or on any successor or substitute page of such service), at 11:00am (New York Time) three (3) London Banking Days prior to the Delivery Date of the relevant Aircraft.
6    Assumed Swap Rate means 0.50% per annum.
7    Base Documents has the meaning given to it in Clause 2.3.1.
Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in Santiago, São Paulo and New York.
8    Cut-off Date means, with respect to an Aircraft, the earlier of:

(a)	1 July 2015; and

(b)	the date that is ninety (90) days after the Scheduled Delivery Date for such Aircraft, or such later date as may be agreed between LATAM and Aircastle.
9    Definitive Documents has the meaning given to it in Clause 3.1.1.
10    Delivered Aircraft means any Aircraft that has/have been purchased and leased as contemplated by this Deed.
11    Delivery means, with respect to each Aircraft, its transfer of title to the relevant Purchaser and the commencement of the leasing of such Aircraft to LATAM under the related Lease.

12    Delivery Condition means in respect of an Aircraft “as is, where is”, subject to:

(a)	no damage that would exceed US$1,000,000 to repair having occurred with respect to such Aircraft subsequent to 26 November 2013 and prior to the Delivery Date;

(b)
any airframe heavy check, engine performance restoration shop visit, APU overhaul and landing gear overhaul performed in respect of such Aircraft subsequent to 26 November 2013 and prior to the Delivery Date having been performed in accordance with the definitions of "Airframe Heavy Check", "Engine Basic Shop Visit", "APU Basic Shop Visit" and "Landing Gear Overhaul", respectively, contained in the Lease;

(c)
any modifications to such Aircraft performed subsequent to 26 November 2013 and prior to the Delivery Date being satisfactory to Aircastle (acting reasonably), provided that any modifications which are performed on an Aircraft which have also been performed on a 2012 Aircraft (or which are incorporated in a 2012 Aircraft) that has been acquired by an Affiliate of Aircastle shall be deemed to be acceptable to Aircastle for the purposes of this paragraph.

13    Delivery Date means, with respect to an Aircraft, the date on which Delivery takes place.
14    Delivery Notice has the meaning given to it in Clause 3.3.
15    Dollars, United States Dollars, U.S. Dollar, USD, US$ and $ means the lawful currency of the United States of America.
16    Engine means with respect to an Aircraft:

(a)	each engine that is applicable to such Aircraft as specified in column 4 of Schedule 1; or

(b)	any Replacement Engine which may be substituted, pursuant to the terms of this Deed, for such engine,
17    as applicable, including, in each case, all Parts installed on any such engine.
18    Event of Default has the meaning given to it in the ALST.
19    Event of Loss has the meaning given to it in the ALST.
20    Lease means, with respect to each Aircraft, the aircraft lease agreement for such Aircraft between LATAM (as lessee) and a Lessor (as lessor) on the terms and conditions specified in this Deed and incorporating the terms of the ALST, and, with respect to any Aircraft, references in this Deed to the Lease shall be construed so as to refer to the Lease for such Aircraft.
21    LATAM Guarantee means a guarantee of Seller's obligations substantially in the form attached at Schedule 7.
22    Lessee means LATAM.
23    Lessor means, with respect to each Aircraft, an Affiliate of Aircastle whose obligations are guaranteed by Aircastle pursuant to a Lessor Guarantee, and, with respect to an Aircraft, references to Lessor in this Deed shall be construed so as to refer to the Lessor applicable to such

Aircraft.
24    Lessor Guarantee means a guarantee of Lessor's (and if the Purchaser of the applicable Aircraft is not Lessor, Purchaser's) obligations substantially in the form attached to the ALST, mutatis mutandis.
25    Lessor Relevant Event means any event as specified in Schedule 4.
26    London Banking Day means a day (other than a Saturday or Sunday) on which banks are open for business in London.
27    Material Adverse Change means the occurrence of any event or circumstance after the date of this Deed which would have a material adverse effect on (a) LATAM's business, assets, liabilities or financial condition or (a) LATAM's ability to perform its material obligations under this Deed, any Operative Document or any Definitive Document.
28    Operative Documents has the meaning set out in each Lease.
29    Purchase Agreement means, with respect to each Aircraft, the purchase agreement for such Aircraft between (a) at LATAM's option, either LATAM (in a procuring role) or a Seller (as seller) and (b) Purchaser (as purchaser), on the terms and conditions specified in this Deed and, with respect to any Aircraft, references in this Deed to the Purchase Agreement shall be construed so as to refer to the Purchase Agreement for such Aircraft.
30    Purchase Price for an Aircraft means the amount specified in Clause 3.2.1(a) for such Aircraft.
31    Purchaser means, with respect to each Aircraft, the Lessor or another Affiliate of Aircastle whose obligations are guaranteed by Aircastle pursuant to a Lessor Guarantee, and, with respect to an Aircraft, references to Purchaser in this Deed shall be construed so as to refer to the Purchaser applicable to such Aircraft.
32    Purchaser Party means any of Aircastle, the Lessor and/or the Purchaser.
33    Relevant Event means any event as specified in Schedule 3.
34    Replacement Engine means a General Electric model GE90-115B engine or an improved model, which (1) is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft and (2) has a modification status, warranty status, documentation status (including traceability), value, condition and utility (in each case, taking into account the age of the Engine to be replaced, and the accumulated Engine Flight Hours and Engine Flight Cycles since new) at least equal to the Engine it is replacing.
35    Scheduled Delivery Date has the meaning given to it in Clause 3.3.
36    Seller means, with respect to each Aircraft, at LATAM’s option, any of

(a)	LATAM;

(b)	TAM;

(c)	an Affiliate of LATAM; or

(d)	a special purpose vehicle which currently owns such Aircraft under the existing financing in respect of such Aircraft,
37    or such other Person as LATAM and Aircastle may mutually agree, provided that if the Seller of an Aircraft is not LATAM and LATAM is not a party to the Purchase Agreement, the obligations of such Seller shall be guaranteed by LATAM pursuant to a LATAM Guarantee.
38    Seller Party means any of LATAM, TAM and/or the Seller.
39    TAM means TAM Linhas Aéreas S.A.

1.2	Interpretation
In this Deed the following interpretations apply:

(a)	headings are for ease of reference only and to be ignored when interpreting this Deed;

(b)	references to this Deed or any other document are references to this Deed or that other document, as varied, novated, supplemented or replaced from time to time;

(c)	references to any clause, paragraph, Schedule or recital are to those contained in this Deed. All the Schedules are an integral part of this Deed;

(d)	the expression this clause, unless followed by the number of a specific part of the clause, refers to the whole clause in which it occurs;

(e)	words importing the plural include the singular and vice versa;

(f)	reference to any Person, including a party, includes that Person's successors in title and transferees (unless the transfer to the successor in title or transferee was in breach of this Deed);

(g)
the Ejusdem Generis rule does not apply to the interpretation of this Deed. The words include, including and in particular indicate examples only. They do not limit the general nature of any preceding words. A phrase finishing with the words or other or otherwise is not limited by any preceding words where a wider interpretation is possible; and

(h)	where this Deed defines a word or expression, related words and expressions have a consistent meaning

2	Purpose; Base Documents; conditions precedent; agreement

2.1	This Deed constitutes the agreement reached among Aircastle and LATAM in respect of the purchase by Aircastle or by a Purchaser procured by Aircastle, and the leaseback to LATAM, of the Aircraft.

2.2	The purpose of this Deed is to set forth:

(a)
the terms of the agreement of Aircastle to provide a purchase and leaseback for the Aircraft, including the terms of LATAM’s agreement to sell, or procure the sale of, each Aircraft to the applicable Purchaser and concurrently to lease such Aircraft from the applicable Lessor, and Aircastle’s agreement to cause the applicable Purchaser to purchase such Aircraft from the applicable Seller, and the applicable Lessor concurrently to lease such Aircraft to, LATAM, on the Scheduled Delivery Date for such Aircraft;

(b)	the agreement between LATAM and Aircastle with respect to the key economic provisions, notably the purchase price payable for the Aircraft and the scheduled rental payable under the related Lease; and

(c)	certain other terms that are to be applicable to the purchase and leaseback transaction relating to each Aircraft.

2.3	Base Documents

2.3.1
Attached to this Deed as Schedules are the forms of the following documents which have, subject to the terms of this Deed, been agreed by Aircastle and LATAM, with respect to the purchase and leaseback of the Aircraft (collectively, the Base Documents):

(a)	Schedule 5 – form of Lease; and

(b)	Schedule 6 – form of Purchase Agreement.

2.3.2
Aircastle and LATAM acknowledge that as at the date of this Deed the structure of the unwind of the existing financing in respect of the Aircraft has not yet been finally determined. Provided that its rights, interests and obligations would not be materially prejudiced as a result thereof, each of Aircastle and LATAM agrees to consider in good faith a structure for the transfer of the Aircraft by the existing owner(s) to the Purchaser that may differ from that contemplated by this Deed (an "Alternative Purchase Structure"). It is acknowledged that any such Alternative Purchase Structure might include, inter alia:

(i)
a novation of the existing lease agreement in respect of an Aircraft in favour of the Lessor or Purchaser and the subsequent termination and replacement or amendment and restatement of such existing lease agreement, such that, following such steps, the Aircraft will be leased to LATAM pursuant to the form of Lease set out in Schedule 5; and/or

(ii)
an assignment of TAM's purchase option under the existing lease agreement in respect of an Aircraft to the Purchaser, the purchase of the Aircraft by Purchaser thereunder and the subsequent termination and replacement or amendment and restatement of the existing lease agreement in respect of the Aircraft, such that, following such steps, the Aircraft will be leased to LATAM pursuant to the form of Lease set out in Schedule 5, but would, in any case, reflect the specific purchase and leaseback terms for the Aircraft determined pursuant to Clause 3.2 of this Deed, and would, as far as possible, reflect the other purchase and leaseback terms for the Aircraft determined pursuant to this Deed.

2.3.3	Aircastle and LATAM further acknowledge and agree that:

(a)
certain amendments to the Base Documents may be required in order to reflect (x) the final structure by which the existing financing of the Aircraft shall be unwound and the Aircraft shall be transferred to the Purchaser, and/or (y) to the extent agreed between Aircastle and LATAM, any Alternative Purchase Structure; and

(b)
to the extent any Alternative Purchase Structure is agreed between Aircastle and LATAM, it may be necessary for, inter alios, one or more of the Seller Parties and the Purchaser Parties to enter into additional documentation to reflect such Alternative Purchase Structure, and each hereby undertakes to co-operate in good faith with the other to agree any such amendments and/or additional documentation that may be so necessary, provided that such amendments or documentation (as the case may be) shall be satisfactory to Aircastle and LATAM, each acting reasonably.

2.4	Conditions precedent and subsequent

2.4.1	As conditions precedent to the effectiveness of this Deed:

(b)	LATAM shall provide to Aircastle on or before the date of this Deed:

(i)
a secretary's or officer's certificate from LATAM addressing, inter alia, LATAM's power and authority to enter into this Deed and perform its obligations hereunder, and attaching, inter alia, a copy of LATAM's constitutional documents and the corporate approvals required by LATAM for the transactions contemplated by this Deed; and

(ii)	confirmation from the process agent appointed by LATAM pursuant to Clause 11.2.1, and

(c)	Aircastle shall provide to LATAM on or before the date of this Deed:

(i)
a secretary's or officer's certificate from Aircastle addressing, inter alia, Aircastle's power and authority to enter into this Deed and perform its obligations hereunder, and attaching, inter alia, a copy of Aircastle's constitutional documents and the corporate approvals required by Aircastle for the transactions contemplated by this Deed; and

(ii)	confirmation from the process agent appointed by Aircastle pursuant to Clause 11.2.2.

2.4.2
As a condition subsequent to the effectiveness of this Deed, on or before the "Delivery Date" (as defined in the ALST) in respect of the first 2012 Aircraft to be purchased by an Affiliate of Aircastle and leased to LATAM, LATAM shall provide to Aircastle a legal opinion as to this Deed, in form and substance acceptable to Aircastle (acting reasonably) from Lessee’s in-house counsel.

2.4.3
As a condition subsequent to the effectiveness of this Deed, on or before the "Delivery Date" (as defined in the ALST) in respect of the first 2012 Aircraft to be purchased by an Affiliate of Aircastle and leased to LATAM, Aircastle shall provide to LATAM (at no cost to LATAM) a legal opinion as to this Deed, in form and substance acceptable to LATAM (acting reasonably) from external legal counsel in Aircastle's jurisdiction of incorporation acceptable to LATAM (acting reasonably).

2.4.4
The conditions precedent and subsequent specified in Clause 2.4.1(a) and Clause 2.4.2 are for the sole benefit of Aircastle and may be waived or deferred in whole or in part, and with or without condition, by Aircastle.

2.4.5
The conditions precedent and subsequent specified in Clause 2.4.1(b) and Clause 2.4.3 are for the sole benefit of LATAM and may be waived or deferred in whole or in part, and with or without condition, by LATAM.

2.5	Agreement to purchase, sell and lease

2.5.1
Subject to the terms and conditions of this Deed and, with respect to each Aircraft, the Definitive Documents and/or any other documentation entered into by any Seller Party with any Purchaser Party relating to such Aircraft:

(c)
Aircastle agrees to purchase or procure the purchase by the Purchaser of each Aircraft from the Seller on the Scheduled Delivery Date and agrees to pay or procure the payment of the Purchase Price to the Seller (or to the Seller's nominee) on the Scheduled Delivery Date;

(d)	LATAM agrees to sell or procure the sale of each Aircraft to the Purchaser on the Scheduled Delivery Date; and

(e)
Aircastle agrees that it will procure that the Lessor leases the Aircraft to LATAM pursuant to the Lease and LATAM agrees to take the Aircraft on lease from the Lessor, such leasing to commence simultaneously with the purchase and sale of the Aircraft.

3	Definitive Documents – arrangements for execution and key terms and conditions

3.1	Definitive Documents – execution process

3.1.2	The definitive documentation for the purchase and leaseback of each Aircraft (with respect to each Aircraft, the Definitive Documents) will:

(c)	in the case of the Lease and the Purchase Agreement, be in the form of the Base Documents (except as Aircastle and LATAM may otherwise agree in writing);

(d)	include, to the extent applicable, any additional documentation agreed between Aircastle and LATAM pursuant to Clause 2.3.3; and

(e)	reflect the specific purchase and leaseback terms for such Aircraft determined pursuant to this Deed.

3.1.3
Aircastle will distribute execution versions of the Lease and the Purchase Agreement with respect to each Aircraft at least thirty (30) days before the Scheduled Delivery Date for such Aircraft. Upon distribution of such documents LATAM will execute and cause the Seller to execute (as applicable), and Aircastle will execute and cause the relevant Purchaser and Lessor to execute (as applicable), the Definitive Documents with respect to each Aircraft to which each is to be a party, and the parties will thereupon exchange fully executed copies of the Definitive Documents, in each case at least fifteen (15) days before the Scheduled Delivery Date for such Aircraft.

3.2	Key Terms and Conditions

3.2.4	The key terms and conditions for the purchase and leaseback of each of the Aircraft are as follows:

(a)	Purchase Price: The Purchase Price for each Aircraft shall be the amount set forth in column 2 of Schedule 8 corresponding to the calendar month in which the Delivery Date for such Aircraft occurs;

(b)	Lease Term: the period which ends on the applicable date set forth below:
MSN 37664: September 15, 2017
MSN 37665: November 15, 2017
MSN 37666: January 15, 2018
MSN 37667: March 30, 2018.

(c)
Rent: For each Aircraft the Rent—Periodic Amount shall be the fixed amount per full calendar month set forth in column 3 of Schedule 8 corresponding to the calendar month in which the Delivery Date for such Aircraft occurs, adjusted as follows. Each unadjusted Rent-Periodic Amount set forth in column 3 of Schedule 8 is based on the Assumed Swap Rate and shall be adjusted at 11:00 am, New York time, three (3) London Banking Days prior to the Delivery Date of the relevant Aircraft, up or down (as appropriate), by an amount equal to US$[****] for each one basis point difference between the Assumed Swap Rate and the Applicable Swap Rate, and thereafter the Rent—Periodic Amount shall be fixed at such adjusted Rent—Periodic Amount. The Rent—Periodic Amount will be fixed for the duration of the Lease Term, will be payable monthly in advance commencing on the Delivery Date for such Aircraft, and shall be adjusted on a pro-rata basis for any periods of less than a full calendar month.

3.3	Scheduled Delivery Date - Delivery Notice
The scheduled Delivery Date (the “Scheduled Delivery Date”) for each Aircraft shall be a date (on or prior to the Cut-Off Date) advised by LATAM to Aircastle by written notice (a “Delivery Notice”) at least six (6) months (or such shorter period as may be agreed between LATAM and Aircastle) in advance, as such date may be adjusted by mutual agreement in writing between LATAM and Aircastle from time to time.

4	Event of Loss and cancellation rights

4.1	Event of Loss with respect to an Aircraft prior to Delivery

4.1.5
If, before Delivery of an Aircraft, an Event of Loss occurs with respect to such Aircraft, LATAM shall, as soon as reasonably practicable after it has become aware of such Event of Loss, notify Aircastle in writing thereof. Following an Event of Loss with respect to an Aircraft:

(a)	Aircastle's obligation under this Deed to purchase or procure the purchase of such Aircraft and lease it to LATAM; and

(b)	LATAM's obligation under this Deed to sell or procure the sale of such Aircraft and lease it from the Lessor, shall automatically, without notice or other action, terminate.

4.2	Event of Loss with respect to an Engine prior to Delivery

4.2.6
If, before Delivery of an Aircraft, an Event of Loss occurs with respect to an Engine (under circumstances not constituting an Event of Loss with respect to the applicable Aircraft), LATAM shall, as soon as reasonably practicable after it has become aware of such Event of Loss, notify Aircastle in writing thereof. Following such notification of an Event of Loss with respect to an Engine (under circumstances not constituting an Event of Loss with respect to the applicable Aircraft) LATAM and Aircastle shall consult in good faith with a view to substituting a Replacement Engine for such Engine in a manner which would preserve the economics of the transaction as originally contemplated. If, following such consultation, Aircastle and LATAM are unable to reach agreement as to the substitution of a Replacement Engine for such Engine, then:

(a)	Aircastle has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of the applicable Aircraft and lease it to LATAM; and

(b)	LATAM has the right, by giving notice in writing to Aircastle, to cancel its obligation under this Deed to sell or procure the sale of the applicable Aircraft and lease it from the Lessor.

4.3	Material Adverse Change prior to Delivery
If, at any time more than thirty (30) Business Days prior to the Scheduled Delivery Date of an Aircraft, a Material Adverse Change has occurred and is then continuing, then, provided such notice in writing is delivered not less than thirty (30) Business Days prior to the Scheduled Delivery Date, Aircastle has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of such Aircraft and lease it to LATAM.

4.4	Prepayment of existing financing in respect of an Aircraft
If at any time prior to the issuance of a Delivery Notice in respect of an Aircraft, LATAM (acting reasonably and in good faith) determines that, in order to prepay and unwind the existing financing arrangements in respect of that Aircraft, it would be required to pay to the existing financiers of that Aircraft an amount which exceeds an amount equal to the sum of:

(d)	the outstanding debt under the existing financing in respect of that Aircraft; and

(e)	any breakage costs that would arise as a result of the prepayment of such debt,
LATAM has the right, by giving notice in writing to Aircastle, to cancel its obligation under this Deed to sell or procure the sale of such affected Aircraft and lease it from the Lessor.

4.5	Cut-off Date

4.5.1	If, in respect of an Aircraft, following the issuance of a Delivery Notice with respect to such Aircraft, Delivery has not taken place by the Cut-off Date, then:

(c)
provided such delay is not primarily attributable to any failure on the part of any Purchaser Party, Aircastle has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of such Aircraft and lease it to LATAM; and

(d)
provided such delay is not primarily attributable to any failure on the part of any Seller Party, LATAM has the right, by giving notice in writing to Aircastle, to cancel its obligation under this Deed to sell or procure the sale of the such Aircraft and lease it from the Lessor.

4.5.2
If, in respect of an Aircraft, no Delivery Notice has been issued and Delivery has not taken place by the Cut-off Date, then Aircastle’s obligation under this Deed to purchase or procure the purchase of such Aircraft and lease it to LATAM, and LATAM’s obligation under this Deed to sell or procure the sale of such Aircraft and lease it from the Lessor, shall automatically, without notice or other action, terminate and be of no further force or effect.

5	Delivery Condition

5.1	Delivery Inspection and Delivery Condition deviations

5.1.7
LATAM shall, not less than sixty five (65) days and not more than ninety (90) days prior to the Scheduled Delivery Date of an Aircraft, procure that Aircastle (or its representatives) are given access to such Aircraft and its related Aircraft Documentation in order to conduct an inspection of such Aircraft and Aircraft Documentation. Any such inspection shall:

(a)	be limited to the extent required to verify that such Aircraft is in compliance with the Delivery Condition;

(b)	be completed no less than fifty (50) days prior to the Scheduled Delivery Date; and

(c)	be completed within fourteen (14) days of Aircastle (or its representatives) being given access to the relevant Aircraft and Aircraft Documentation.
LATAM and Aircastle shall use all reasonable endeavours to co-operate to schedule any such inspection at a mutually convenient time, taking into account the interests of TAM as operator of the Aircraft. Aircastle shall notify LATAM as soon as reasonably practicable following (and in any event not more than two (2) days following) completion of any such inspection as to whether Aircastle considers the applicable Aircraft to be in the Delivery Condition, detailing any deviation from the Delivery Condition.

5.1.8
Where, with respect to an Aircraft, such inspection has been conducted by Aircastle (or its representatives) and such Aircraft does not meet the Delivery Condition, then Aircastle and LATAM shall consult together in good faith as to any remedy with respect to the Delivery Condition deviation that may be acceptable to each of them. If, following such consultation, Aircastle and LATAM are unable to reach agreement as to a remedy with respect to the Delivery Condition deviation which is acceptable to each of them, then Aircastle has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of such Aircraft and lease it to LATAM.

6	Obligations of the Parties and related matters

6.1
Aircastle agrees to cause each Purchaser Party to satisfy or to cause to be satisfied the conditions precedent set forth in schedule 5 of each Lease, section 4.2 of each Purchase Agreement and any applicable conditions precedent to be satisfied by each Purchaser Party in the relevant Definitive Documents in respect of an Aircraft, in each case to which such Purchaser Party is a party.

6.2
LATAM agrees to satisfy or to cause to be satisfied the conditions precedent set forth in schedule 4 of each Lease, section 4.1 of each Purchase Agreement and any applicable conditions precedent to be satisfied by each Seller Party in the relevant Definitive Documents in respect of an Aircraft, in each case to which such Seller Party a party.

6.3	If:

(a)	an Event of Default occurs and is continuing under any Lease in respect of a Delivered Aircraft or a 2012 Aircraft which has been acquired by an Affiliate of Aircastle; or

(b)	a Relevant Event occurs and is continuing,
then all obligations of Aircastle to cause any Purchaser to purchase and take title to some or all Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and any Lessor concurrently to lease such Aircraft to LATAM, and the related obligations of Aircastle and any other Purchaser Party under this Deed and any of the Operative Documents or Definitive Documents with respect to such Aircraft, shall terminate and be of no further force or effect:

(i)	upon notice in writing of such termination by Aircastle to LATAM; and

(ii)	automatically, without notice or other action, upon the occurrence of any Relevant Event.

6.4
If any Lessor Relevant Event occurs and is continuing, then all obligations of LATAM to procure the sale of some or all of the Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and concurrently to lease such Aircraft, and the related obligations of LATAM and any other Seller Party under this Deed and any of the Operative Documents or Definitive Documents with respect to such Aircraft, shall automatically, without notice or other action, terminate and be of no further force or effect.

6.5
Notwithstanding any termination pursuant to this Clause 6, each of Aircastle and LATAM shall retain any and all rights, remedies and claims that it may have against any Person for breach of its obligations under this Deed and under any Operative Document or Definitive Document.

7	Representations and Warranties

7.1	Each party to this Deed represents and warrants to the other, as of the date of execution and delivery of this Deed, that:

(f)
this Deed has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, examinership or other similar laws affecting the rights of creditors generally and by general principles of equity; and

(g)
the execution, delivery and performance by such party of this Deed do not require any stockholder (or equivalent) approval or approval or consent of any trustee or holder of any indebtedness or obligations of such party, except such as have been duly obtained and are in full force and effect, and do not contravene or conflict with any law, governmental rule, regulation, judgment or order binding on such party or the constitutional documents of such party or contravene or result in a breach of, or constitute a default under, any indenture, mortgage, contract or other agreement to which such party is a party or by which it or any of its properties are bound.

7.2	Aircastle represents and warrants to LATAM that as at the date hereof and on the Delivery Date of each Aircraft, it has a tangible net worth of not less than US$[****].

8	Costs and expenses

8.1
The fees and expenses of each party incurred in connection with the preparation of this Deed and any Definitive Document and all other related documents are for the respective accounts of each such party.

8.2
If either party requests any amendment, waiver or consent hereby then the requesting party shall, within thirty (30) Business Days of demand by the other party, reimburse such party for all reasonable and properly incurred costs and expenses (including reasonable legal fees) incurred by such party in responding to or complying with such request.

9	Assignments

9.1	This Deed shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors.

9.2
Neither party may assign or otherwise transfer its rights or obligations under this Deed, in whole or in part, without the prior written consent of the other party. Any such assignment or transfer without such consent shall be null and void.

10	Miscellaneous

10.1	Rights of Third Parties Act

10.1.1
Each Purchaser Party and each Seller Party may, under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act), enforce the rights expressed to be conferred on it under this Deed together with any ancillary rights. Except as expressly stated in this Clause 10.1.1, the parties to this Deed do not intend that any term of this Deed shall be enforceable solely by virtue of the Third Parties Act by any Person who is not a party to this Deed.

10.1.2
The parties to this Deed may amend, rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under and to the extent permitted by the terms of this Deed without the consent any Person who is not a party to this Deed.

10.2	Continuing Obligations
No failure to exercise, nor any delay in exercising any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

10.3	Invalidity of any Provision
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

10.4	Notices

10.4.1	Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Deed shall:

(a)	in order to be valid be in English and in writing;

(b)	be deemed to have been duly served on, given to or made in relation to a party if it is:

(i)
posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at the address set out herein or at such other address as that party has specified by not less than five (5) days’ written notice to the other party; or

(ii)
sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by not less than five (5) days’ written notice to the other parties hereto;

(c)	be sufficient if:

(i)	executed under the seal of the party giving, serving or making the same; or

(ii)	signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

(d)	be deemed received:

(i)	in the case of a letter, on the tenth (10th) day after mailing; and

(ii)	in the case of a facsimile transmission, on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent.

10.4.2	For the purposes of Clause 10.4.1, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

(a)	if to Aircastle, to:
Aircastle Holding Corporation Limited
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Facsimile:     +1 441 292-4720
Attention:    Company Secretary
with a copy to:
Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902, USA

Facsimile:    +1 203 504 1021
Attention:    Lease Management
Email:         leasemanagement@aircastle.com

(b)	if to LATAM, to:
LATAM Airlines Group S.A.
Edificio Huidobro
Avenida Presidente Riesco 5711
20th Floor
Las Condes,
Santiago
Chile
Facsimile:    +562 2 565 3905
Attention:    Rafael Lourenco Lorenzoni – Leasing Contracts and Negotiations VP

10.5	Confidentiality
Each of Aircastle and LATAM will keep this Deed and the other Definitive Documents (and all terms and provisions thereof) confidential and will not disclose, or cause to be disclosed, the same (except to the extent that the same is already in the public domain other than by breach of this Clause 10.5) to any Person, without the prior written consent of the other, except (a) to the Purchaser, and their legal counsel, accountants, insurance brokers and other advisers, (b) in connection with any enforcement of this Deed or any other Definitive Document by a party thereto, (c) to its Affiliates or prospective Affiliates, (d) to the professional advisers of the foregoing or (e) as may be required by Law, provided that any and all disclosures of all or any part of such documents and/or information which are permitted by this Clause 10.5 will be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are permitted and the disclosing party will inform such Persons of the confidential nature of such documents and/or information.

10.6	Amendments
This Deed can only be amended, modified or varied with the consent of all of the parties hereto.

10.7	Counterparts
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy.

11	Governing Law and jurisdiction; Process Agent

11.1	Governing law and jurisdiction

11.1.1	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11.1.2	Each of Aircastle and LATAM agrees that the English courts are to have non-exclusive jurisdiction to settle any disputes between them which may arise in connection with this Deed, and by execution and delivery of this Deed each of Aircastle and LATAM irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Aircastle and LATAM waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings between them in connection with this Deed and agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. Nothing herein will limit the right of either Aircastle or LATAM to bring any legal action or proceeding or obtaining execution of judgment against the other in any other appropriate jurisdiction or concurrently in more than one jurisdiction. Each of Aircastle and LATAM further agrees that, subject to applicable Law, a final judgment in any action or proceeding arising out of or relating to the this Deed will be conclusive and may be enforced in any other jurisdiction outside England by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law.

11.2	Process Agent

11.2.1
LATAM irrevocably designates, appoints and empowers LATAM Airlines Group S.A. (London Office), at present located at 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, as its authorised agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding between LATAM and Aircastle arising out of or relating to this Deed. Such service may be made by mailing or delivering a copy of such process in care of such process agent, and LATAM irrevocably authorises and directs its designated process agent to accept such service on its behalf. LATAM further agrees that failure by a process agent appointed in accordance with this section to notify LATAM of the process will not invalidate such process or service or the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either party to serve process in any other manner permitted by applicable Law.

11.2.2
Aircastle irrevocably designates, appoints and empowers NCR National Corporate Research (UK) Limited, 7 Welbeck Street, London W1G 9YE, United Kingdom, as its authorised agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding between LATAM and Aircastle arising out of or relating to this Deed. Such service may be made by mailing or delivering a copy of such process in care of such process agent, and Aircastle irrevocably authorises and directs its designated process agent to accept such service on its behalf. Aircastle further agrees that failure by a process agent appointed in accordance with this section to notify Aircastle of the process will not invalidate such process or service or the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either party to serve process in any other manner permitted by applicable Law.

Executed as a deed and delivered on the date appearing at the beginning of this Deed.
Schedule 1 - Aircraft details

1	2	3	4	5
Aircraft No.	Airframe	Airframe MSN	Engine Model and Serial Numbers	Current Registration Mark
1	Boeing 777-300ER	37664	GE90-115B ESN - 906488 ESN - 906489	PT-MUA
2	Boeing 777-300ER	37665	GE90-115B ESN - 906495 ESN - 906501	PT-MUB
3	Boeing 777-300ER	37666	GE90-115B ESN - 906516 ESN - 906517	PT-MUC
4	Boeing 777-300ER	37667	GE90-115B ESN - 906542 ESN - 906543	PT-MUD

Schedule 2     - 2012 Aircraft

1	2	3	4	5
Aircraft No.	Airframe	Airframe MSN	Engine Model	Current Registration Mark
1	Boeing 777-300ER	38886	GE90-115B	PT-MUE
2	Boeing 777-300ER	38887	GE90-115B	PT-MUF
3	Boeing 777-300ER	38888	GE90-115B	PT-MUG
4	Boeing 777-300ER	38889	GE90-115B	PT-MUH

Schedule 3     - Relevant Events
Each of the following is a Relevant Event:

1	Discontinuation: LATAM suspends or ceases, or gives actual notice in writing of its intention to suspend or cease, to carry on all or substantially all of its business or operations.

2
Disposal of Business: Other than pursuant to a Permitted Merger, LATAM disposes of, or gives actual notice in writing of its intention to dispose of, all or substantially all of its assets, whether by one or a series of transactions, related or not.

3
Voluntary Bankruptcy: LATAM (1) commences any proceeding or files any petition seeking relief under any applicable bankruptcy, insolvency, liquidation, administration, receivership or other similar Law, including any equivalent proceedings in Chile, (2) consents to or acquiesces in the institution of any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a conciliator, receiver, trustee, custodian, administrator, sequestrator or similar official for itself or for substantially all of its property or assets, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) proposes or enters into any composition or other arrangement, or makes a general assignment, for the benefit of creditors or declares a moratorium on the payment of indebtedness, (6) becomes insolvent or suspends payments on, becomes unable to, admits in writing its inability to or fails generally to pay, substantially all of its debts as they become due, or (7) seeks its own liquidation, reorganization, dissolution, administration or winding up.

4
Involuntary Bankruptcy: A proceeding is commenced or a petition is filed, in either case, without the consent or application of LATAM, seeking (1) relief in respect of LATAM or of substantially all of its property or assets under any applicable bankruptcy, insolvency, liquidation, administration, receivership or similar Law, including any equivalent proceedings in Chile, (2) the appointment of a conciliator, receiver, trustee, custodian, administrator, sequestrator or similar official for LATAM or for substantially all of its property or assets, or (3) the liquidation, reorganization, dissolution, administration or winding up of LATAM; and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is issued and is not immediately stayed.

Schedule 4     - Lessor Relevant Events
Each of the following is a Lessor Relevant Event:

1	Discontinuation: Aircastle suspends or ceases, or gives actual notice in writing of its intention to suspend or cease, to carry on all or substantially all of its business or operations.

2
Disposal of Business: Aircastle disposes of, or gives actual notice in writing of its intention to dispose of, all or substantially all of its assets, whether by one or a series of transactions, related or not.

3
Voluntary Bankruptcy: Aircastle (1) commences any proceeding or files any petition seeking relief under any applicable bankruptcy, insolvency, liquidation, administration, receivership or other similar Law, including any equivalent proceedings in its jurisdiction of incorporation, (2) consents to or acquiesces in the institution of any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a conciliator, receiver, trustee, custodian, administrator, sequestrator or similar official for itself or for substantially all of its property or assets, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) proposes or enters into any composition or other arrangement, or makes a general assignment, for the benefit of creditors or declares a moratorium on the payment of indebtedness, (6) becomes insolvent or suspends payments on, becomes unable to, admits in writing its inability to or fails generally to pay, substantially all of its debts as they become due, or (7) seeks its own liquidation, reorganization, dissolution, administration or winding up.

4
Involuntary Bankruptcy: A proceeding is commenced or a petition is filed, in either case, without the consent or application of Aircastle, seeking (1) relief in respect of Aircastle or of substantially all of its property or assets under any applicable bankruptcy, insolvency, liquidation, administration, receivership or similar Law, including any equivalent proceedings in its jurisdiction of incorporation, (2) the appointment of a conciliator, receiver, trustee, custodian, administrator, sequestrator or similar official for Aircastle or for substantially all of its property or assets, or (3) the liquidation, reorganization, dissolution, administration or winding up of Aircastle; and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is issued and is not immediately stayed.

Schedule 5     - Form of Lease
AIRCRAFT LEASE AGREEMENT (MSN [ ]), dated [ ], 20[ ] (this “Aircraft Lease Agreement”), between:

(1)	[ ], a [ ] incorporated under the laws of [ ] whose registered office is at [ ] (“Lessor”), and

(2)	LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile whose registered office is at Av. Presidente Riesco 5711, 20th floor, Las Condes, Santiago, Chile (“Lessee”).
RECITAL:
Lessee has entered into the Aircraft Lease Shared Terms, dated [month __ ], 20[ ] (as previously amended and as amended in the future, the “ALST”) which is incorporated by reference in this Aircraft Lease Agreement.
Lessor and Lessee desire that Lessee lease the Aircraft from Lessor upon the terms and conditions of this Aircraft Lease Agreement.
AGREEMENT:
The parties hereto agree as follows:

SECTION 1.	DEFINITIONS
1.1    Definitions
The following terms will have the following meanings:
“AD Amortization Period” means [****] months.
“AD Threshold Amount” means US$[****].
“Agreed Insurance Deductible Amount” means US$1,000,000.
“Agreed Liability Coverage Amount” means US$1,000,000,000.
“Agreed Insurance Value” means the amount set forth on the Acceptance Certificate, reducing by 3% of the then current amount on each annual insurance renewal after the first anniversary of the Delivery Date.
“Airframe Heavy Check” means a full and complete systems, zonal, powerplant, structural and corrosion inspection of the Aircraft as defined in the MPD (also referred to as an Airframe Structural Check), and which will include but will not be limited to the following items: (i) the Structural Inspection Program tasks with an interval of 6,000 Cycles, 24,000 Flight Hours, 72 months and less (or such revised periods as may be recommended by the Manufacturer from time to time in accordance with the MPD); (ii) all relevant C checks and lower checks; (iii) any corrosion correction and control program tasks falling due within that interval; (iv) all Supplementary Structural Inspection (25%, 50% and 100%) items; (v) typical component overhauls to the extent called up in the MPD; (vi) cabin refurbishment associated with such a level of airframe maintenance; and (vii) all related defect rectification work. Such work will also be sufficient to clear the Aircraft of all aforementioned tasks due within 7,500 Flight Hours, 1,600 Cycles and 18 months. If the Airframe Manufacturer amends the MPD to extend or reduce the interval between checks or restructures the check structure for the Airframe Manufacturer Model then, upon request of Lessor or Lessee, Lessor and Lessee will agree an amendment to this Aircraft Lease Agreement to put Lessor and Lessee in the same substantive position as on the date hereof, including with respect to the provisions related to Maintenance Amounts.
“Airframe Manufacturer” means The Boeing Company.
“Airframe Manufacturer Model” means an Airframe Manufacturer 777-300ER.
“Applicable Swap Rate” means the two (2) year US Dollar Swap rate as stated on Bloomberg page SSRC7 (2Y “Semi 30/360” Offer Side) (or on any successor or substitute page of such service), at 11:00am (New York Time) three (3) London Banking Days prior to the Delivery Date.
“Approved Permitted Air Carrier” means any carrier listed on Exhibit D to this Aircraft Lease Agreement.
“Assumed Swap Rate” means 0.50% per annum.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Santiago, São Paulo and New York.
“Commitment Fee Amount” means [****].
“Compliance Authority” means the FAA.
“Damage Notice Threshold” means US$2,000,000.
“Delivery Location” means a location to be mutually agreed by Lessor and Lessee.
“End of Lease Rent Rebate” means [****].
“Engine Basic Shop Visit” means, with respect to each Engine, any shop visit that (1) fully restores such Engine’s performance and service life using a workscope defined in accordance with recommendations and soft time limits of the then current version of the Engine Manufacturer’s workscope planning guide, such that such Engine can reasonably be expected (as determined by the Engine Manufacturer if Lessor and Lessee fail to agree) to run for the average meantime between performance restorations (based on Engine Manufacturer data) for engines of the same model as the Engine; and (2) results in a minimum life remaining on each Life-Limited Part in such Engine of 3,500 Engine Flight Cycles.
“Engine Manufacturer” means General Electric Company.
“Engine Manufacturer Model” means Engine Manufacturer model GE90-115B.
“Engine Thrust Limit” means 115,000 pounds.
“Final Delivery Date” means [ ], 20[ ], or such later date as Lessor and Lessee may agree in writing.
“Financing Party” means (1) each Person, if any, providing debt or equity financing or refinancing related to the Aircraft and (2) the Security Trustee, if any, in each case as notified to Lessee from time to time.
“General Indemnitee” means Lessor, Owner, [Participant, Trust Company,] Servicer, each Financing Party, and the successors and permitted transferees and assigns of each of the foregoing, and the directors, officers, corporate stockholders, partners, employees, contractors, servants and agents of each of the foregoing.
“Initial Sublessee” means TAM Linhas Aéreas S.A.
“Initial Sublease” means the sublease agreement between Lessee and the Initial Sublessee with respect to the Aircraft.
“Initial Subordination Agreement” means the subordination agreement among Lessor, Lessee and the Initial Sublessee with respect to the Initial Sublease.
“Insured Party” means each General Indemnitee.
“Lease Term Expiry Date” means [ ], 20[ ], and if such day is not a Business Day then the Lease Term—Expiry Date will be the next succeeding Business Day.
“Lessee Jurisdiction” means Chile.
“Lessor Guarantor” means Aircastle Holding Corporation Limited.
“Lessor Guarantor Net Worth” means US$[****].
“Lessor Jurisdiction” means [ ].
“London Banking Day” means a day (other than a Saturday or Sunday) on which banks are open for business in London.
“Maintenance Amount—Adjustment Table” means the following tables:

First-Run
Hour-to-Cycle Ratio	4:1	5:1	6:1	7:1	8:1	9+:1
Maintenance Amount	[****]	[****]	[****]	[****]	[****]	[****]
Half-Time Interval (FH)	[****]	[****]	[****]	[****]	[****]	[****]

Mature
Hour-to-Cycle Ratio	3:1	4:1	5:1	6:1	7:1	8:1	9+:1
Maintenance Amount	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Half-Time Interval (FH)	[****]	[****]	[****]	[****]	[****]	[****]	[****]
“Maintenance Amount—Airframe” means US$[****].
“Maintenance Amount—APU” means US$[****].
“Maintenance Amount—Assumed Hour-to-Cycle Ratio” means 8:1.
“Maintenance Amount—Engine Overhaul” means (a) if the relevant Engine has not previously undergone an Engine Basic Shop Visit, US$[****] and (b) if the relevant Engine has previously undergone an Engine Basic Shop Visit, US$[****].
“Maintenance Amount—Escalation Rate” means [****]% per annum.

“Maintenance Amount—Escalation Base Date” means January 1, 2013.
“Maintenance Amount—Landing Gear” means US$[****].
“Mortgage Release” means the mortgage release in relation to the existing Brazilian mortgage over the Aircraft registered with the RAB.
“Net Worth Threshold” means US$[****].
“Other Lease Agreement” means each of the aircraft lease agreements entered into between an Affiliate of Lessor, as lessor, and Lessee, as lessee, with respect to the aircraft bearing manufacturer’s serial numbers [37664, 37665, 37666, 37667, 38886, 38887, 38888 and 38889].
“Owner” means Lessor or any Person to which it transfers its interest in the Aircraft in accordance with the Operative Documents. [At the date of execution of this Aircraft Lease Agreement, Owner is Lessor.]
“Owner Consent” means the Owner’s consent to the registration of the Aircraft in Brazil.
[“Participant” means [ ] or any Person to which it transfers its interest in Owner in accordance with the Operative Documents.]
“Purchase Agreement” means the purchase agreement dated on or about the date hereof between [ ] and Owner with respect to the Aircraft.
“Purchase Price” is defined in Schedule 1 to the Purchase Agreement.
“RAB” means the Brazilian Aeronautical Registry.
“Rent Payment Date” means (i) the Delivery Date and (ii) the day which corresponds to the Delivery Date in each month during the Lease Term after the month in which the Delivery Date occurs (or if there is no such corresponding day in any such month, the last day of such month).
“Rent—Periodic Amount” means the amount calculated in accordance with Schedule 7 (Rent—Periodic Amount). Such amount will be prorated for partial months.
“Return Location” means a maintenance facility in Brazil or Chile, or otherwise as mutually agreed by Lessor and Lessee, each acting reasonably. For the avoidance of doubt, in the event that Lessor requests a Return Location other than Brazil or Chile, Lessor shall reimburse Lessee for the cost of ferrying the Aircraft to such location.
“Scheduled Delivery Date” means [ ] 20[ ], or such other date as Lessor and Lessee may agree in writing.
[“Seller” means [ ]. ]
[“Seller Guarantee” means [ ]. ]
“State of Registration” means, initially and subject to Section 5.2(2), Brazil.
“Tax Indemnitee” means Lessor, Owner [, Participant] and any successor, permitted transferee or permitted assign of any of the foregoing and any Person that is a member of a group that files a consolidated or combined tax return that includes Lessor [or Participant].
[“Trust Company” means [ ], in its individual capacity and any assignee or successor thereof.]
Capitalized terms used but not defined in this Aircraft Lease Agreement are defined in the ALST.

1.2    Construction
This Aircraft Lease Agreement is an “Aircraft Lease Agreement” for purposes of the ALST and is an Operative Document.
SECTION 2.    COMMITMENT FEE AND RENT—PERIODIC DUE ON THE DELIVERY DATE
Lessee will, at its option, either pay to Lessor the Commitment Fee on or prior to the Delivery Date or deliver a Letter of Credit to Lessor on or prior to the Delivery Date.

Lessor acknowledges that any netting off of the Rent—Periodic due on the Delivery Date and/or the Commitment Fee Amount from the Purchase Price in accordance with Section 3.2 (Payment) of the Purchase Agreement shall satisfy the Lessee’s obligation to pay such amounts to Lessor under this Aircraft Lease Agreement, and, upon payment of the Net Amount Payable (as defined in the Purchase Agreement) by [Lessor in its capacity as Purchaser] under the Purchase Agreement, Lessee shall, to the extent such amounts are so netted off from the Purchase Price, for all purposes be deemed to have paid the Rent—Periodic due on the Delivery Date and the Commitment Fee to Lessor in accordance with this Aircraft Lease Agreement.

1	OPERATIONAL MATTERS
3.1    Delivery Documentation
Delivery Documentation includes the documents listed in Annex 2 to Schedule 1.

3.2    Identification Plates, Etc.
On the later of (x) the first occasion when the Aircraft is removed from service for performance of maintenance following the Delivery Date or (y) 60 days from the Delivery Date, Lessee will affix, and thereafter will at all times maintain in respect of the Airframe and each Engine a fireproof and legible identification plate of a reasonable size, in the location specified below, that contains the following legends or (provided Lessor bears the cost of any replacement) any other legend requested from time to time by Lessor in writing:

(1)
In the case of the Airframe, in the upper sill of the left-hand forward entry door, adjacent to Airframe Manufacturer’s plate, “THIS AIRCRAFT IS OWNED BY [ ] AND IS HELD UNDER LEASE BY LATAM AIRLINES GROUP S.A.”

(2)	In the case of each Engine, in a clearly visible place in close proximity to the manufacturer’s plate, “THIS ENGINE IS OWNED BY [ ] AND IS HELD UNDER LEASE BY LATAM AIRLINES GROUP S.A.”

Such name plates will be replaced, if requested by Lessor, on the later of (x) the next occasion when the Aircraft is removed from service for performance of maintenance following such request or (y) 60 days after such request, to reflect the name and role of any successor to or permitted assignee or permitted transferee of the Owner and/or the Security Trustee. Any replacement of nameplates requested by Lessor shall be at Lessor's cost.

3.3    Maintenance Amounts
On the last day of the Lease Term, the sum of the following amounts will be determined:

(1)
With respect to the Airframe, an amount equal to the Maintenance Amount—Airframe multiplied by the result of (a) the number of months at the end of the Lease Term since the performance of the last Airframe Heavy Check (or if none has been performed, since new) minus (b) 72 months (representing half of the expected interval between Airframe Heavy Checks).

(2)
With respect to each of the Engines, an amount equal to the relevant Maintenance Amount—Engine Overhaul multiplied by the result of (a) the number of Engine Flight Hours of utilization of such engine at the end of the Lease Term since the last Engine Basic Shop Visit for such Engine (or if none has been performed, since new) minus (b) (i) if such Engine has not previously undergone an Engine Basic Shop Visit, 14,500 Engine Flight Hours (representing half of the expected interval until first Engine Basic Shop Visit) or (ii) if such Engine has previously undergone an Engine Basic Shop Visit, 12,000 Engine Flight Hours (representing half of the expected interval between Engine Basic Shop Visits).

(3)
With respect to each Life-Limited Part installed in each of the Engines an amount equal to (a) the then current price for such Life-Limited Part listed in the Engine Manufacturer’s parts catalogue multiplied by (b) the quotient of (i) the number of Engine Flight Cycles since new on such Life-Limited Part at the end of the Lease Term minus 50% of the approved cycle life of such Life-Limited Part (as listed in the Engine Manufacturer’s manual) divided by (ii) the approved cycle life of such Life-Limited Part.

(4)
With respect to each Landing Gear, an amount equal to the Maintenance Amount—Landing Gear allocable to such Landing Gear multiplied by the result of (a) the number of months at the end of the Lease Term since the performance of the last Landing Gear Overhaul for such Landing Gear (or if none has been performed, since new) minus (b) 60 months (representing half of the expected interval between Landing Gear Overhauls). For purposes of this Section 3.3, the Maintenance Amount—Landing Gear will be allocated 20% to the nose Landing Gear and 40% to each main Landing Gear.

(5)
With respect to the APU, an amount equal to the Maintenance Amount—APU multiplied by the result of (a) the number of APU Hours of utilization at the end of the Lease Term since the last removal and performance of an APU Basic Shop Visit for such APU (or if none has been performed, since new) minus (b) 6,000 APU Hours (representing half of the expected interval between APU Basic Shop Visits).

If the sum of the above amounts is a positive number, then Lessee will pay such sum to Lessor on the last day of the Lease Term. If the sum of the above amounts is a negative number, then Lessor will pay such sum (expressed as a positive number) to Lessee on the last day of the Lease Term.

Partial months will be prorated.

In addition to the hour-to-cycle adjustment set forth in Section 2.3 of Schedule 2 to the ALST, at the end of the Lease Term, Lessor and Lessee will determine in good faith whether the expected intervals between the relevant maintenance events set forth in paragraphs (1), (4) and (5) above have been amended by the relevant manufacturer, and in each case if so, Lessor will adjust such interval accordingly, and will adjust the applicable Maintenance Amount by dividing the assumed maintenance event cost (as determined by multiplying the applicable Maintenance Amount by the number of hours or months in the expected interval set forth above) by the number of hours or months in such amended interval.
4.    CONDITIONS PRECEDENT
The obligation of Lessor to deliver and lease the Aircraft to Lessee under this Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessor (acting reasonably), on or prior to the Delivery Date (or, if another date is specified therein, on or prior to such date) of the conditions precedent in Schedule 4. The obligation of Lessee to lease the Aircraft from Lessor under this Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessee (acting reasonably), on or prior to the Delivery Date (or, if another date is specified therein, on or prior to such date) of the conditions precedent in Schedule 5.
5.    AMENDMENTS TO ALST
Solely for purposes of this Aircraft Lease Agreement:
5.1    Lessee's Representations
Section 5.2(2) and (3) of the ALST are hereby deemed to be deleted in their entirety and replaced with the following:

(2)
Lessee holds (or will on the Delivery Date hold) all Authorizations necessary to (a) permit its execution and delivery of each Operative Document to which it is a party and the performance of its obligations thereunder and (b) permit it to sublease the Aircraft to the Initial Sublessee in compliance with all Laws applicable to Lessee, and the Initial Sublessee holds (or will on the Delivery Date hold) all Authorizations necessary to (x) permit it to engage in commercial air service as presently conducted and (y) permit it to operate the Aircraft in compliance with all Laws applicable to the Initial Sublessee.

(3)
The Initial Sublessee is in compliance with all Laws applicable to the Initial Sublessee in respect of aircraft maintenance, training and operation, and neither the execution and delivery of any Operative Document by Lessee, nor the performance by Lessee of its obligations thereunder, contravenes any of the provisions of its constitutional documents or any Law applicable to Lessee or any of its assets or conflicts with or results in a default under any document which is binding on Lessee or any of its assets.

5.2    Subleasing; State of Registration

(1)	Notwithstanding the provisions of Section 8 of the ALST, Lessee may sublease the Aircraft to the Initial Sublessee pursuant to the Initial Sublease for a period not extending beyond the end of the Lease Term (and, without prejudice to Section 2.1 of the ALST and Schedule 4 hereto, the conditions set out in Section 8.1.1(2) of the ALST shall not apply in respect of the sublease of the Aircraft to Initial Sublessee pursuant to the Initial Sublease). Lessor and Lessee agree that Lessee has entered into, or will (on or shortly after the date hereof) enter into, the Initial Sublease with Initial Sublessee and Lessor acknowledges that as the operator of the Aircraft, Initial Sublessee will be responsible for providing some of the conditions precedent set out in Schedule 4, which shall be deemed to also be included as conditions precedent under the Initial Sublease. Lessor agrees that performance by any Permitted Sublessee of any of Lessee’s obligations under this Aircraft Lease Agreement shall, pro tanto, constitute performance by Lessee of such obligations. If the Initial Sublease is terminated for any reason and a replacement sublease is not entered into in accordance with the provisions of Section 8 of the ALST with the result that Lessee becomes the operator of the Aircraft and/or there is a change in the State of Registration of the Aircraft, Lessee undertakes to provide to Lessor documents (and evidence of filings or Authorizations, as applicable) with respect to the Lessee Jurisdiction and/or such other State of Registration equivalent to those documents (and evidence of filings or Authorizations, as applicable) set out in Schedule 4 (and, to the extent applicable, Schedule 6) which had previously been provided by Initial Sublessee and/or which related to the State of Registration being Brazil, and/or such similar documents (and evidence of filings or Authorizations, as applicable) as may be reasonably requested by Lessor in connection with such change of operator and/or State of Registration

(2)
Without prejudice to Lessee’s obligations under clause (1) above, for the purposes of Sections 8.1.1(2)(i) and (l) of the ALST, the State of Registration may be changed to the Lessee Jurisdiction without Lessor’s consent.

5.3    Indemnities
For the purposes of this Aircraft Lease Agreement:

(1)	The words “(whether or not the transactions contemplated in the Operative Documents are consummated)” in Section 9.1 of the ALST shall not apply and shall be deemed to have been deleted.

(2)	The words “purchase by Lessor, transfer of title to Lessor,” shall be deemed to have been inserted immediately prior to the word “acceptance” in Section 9.1(2)(a) of the ALST.

(3)	Lessee acknowledges, for the purposes of Section 9.2(7) of the ALST, that an Affiliate of Lessee owned, operated and maintained the Aircraft prior to the Delivery Date.

5.4    Events of Default
For the purposes of this Aircraft Lease Agreement, Section 12.2(2) of the ALST shall not apply and shall be deemed to have been deleted.

5.5    Operative Documents
[In addition to the Operative Documents listed in the ALST, for the purposes of this Aircraft Lease

Agreement, the Initial Subordination Agreement shall be an Operative Document.]
6.    MISCELLANEOUS
6.1    War Risk Indemnity
At any time when the Aircraft is registered in Brazil, the requirements with respect to war and allied perils insurance specified in Section 11.1.3 of the ALST shall be satisfied so long as the Aircraft is covered by the insurance or indemnity program for comparable risks and perils provided by the Government of Brazil.

6.2    IDERA
Within 15 Business Days following request from Lessor after the relevant authority in the State of Registration agrees to record IDERAs, Lessee shall provide evidence to Lessor that the IDERA from the Initial Sublessee has been recorded by such authority as contemplated by Article XIII(2) of the Cape Town Aircraft Protocol.

IN WITNESS whereof this Aircraft Lease Agreement has been duly executed as a deed and delivered the day and year first above written.

Executed as a deed by [ ] acting by: being a person who in accordance with the law of [the United States] is acting under the authority of the company in the presence of:	) ) ) ) ) ) )	_______________________

Signature:
Name:
Title:

Executed as a deed by LATAM Airlines Group S.A. acting by: being a person/persons who in accordance with the law of Chile is/are acting under the authority of the company in the presence of:	) ) ) ) ) )	_______________________

Signature:
Name:
Title:

SCHEDULE 1
PART I
DELIVERY CONDITIONS
1.    CONDITION OF AIRFRAME AND ENGINES
“As is, where is.”
2.    WARRANTIES
With effect from the Delivery Date and for the period of the Lease Term, Lessor will make available to Lessee without recourse and without representations or warranties of any kind, and authorize Lessee to exercise, such rights as Lessor may have under any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, storage company, sub-contractor or supplier, to the extent that the same may be made available to Lessee and subject to any terms and conditions set forth in the relevant agreement with the relevant manufacturer, vendor, storage company, subcontractor or supplier including any necessary consents.
3.    DISCLAIMER
Lessee confirms that it has read and agrees with the DISCLAIMER set forth in Section 3 of Part II of this Schedule 1.

PART II
DELIVERY PROCEDURES
1.    NO RIGHT TO REFUSE DELIVERY
Lessee acknowledges that Owner has agreed to purchase the Aircraft pursuant to the Purchase Agreement for the sole purpose of leasing the Aircraft to Lessee pursuant to the Aircraft Lease Agreement. Accordingly, Lessee will not be entitled for any reason whatsoever to refuse to accept delivery of the Aircraft under the Aircraft Lease Agreement once the Aircraft has been acquired by Owner and, without limiting the effect of Section 3 of this Part II of Schedule 1, neither Owner nor Lessor will be liable for any loss or expense, or any loss of use or profit, resulting directly or indirectly from any defect or alleged defect in the Aircraft or failure or alleged failure of the Aircraft to comply with the requirements of the Purchase Agreement or the Aircraft Lease Agreement or arising from any delay in the delivery of or failure to deliver the Aircraft to Lessee under the Aircraft Lease Agreement. Immediately following acquisition of the Aircraft by Owner, the Aircraft shall be deemed to have been delivered to and accepted by Lessee in “as is, where is” condition and shall become subject to and governed by the Aircraft Lease Agreement and the Lease Term shall commence.
2.    CHANGES IN DELIVERY DATE
If on the Scheduled Delivery Date any of the conditions precedent specified in Schedules 4 or 5 to the Aircraft Lease Agreement has not been met or waived in accordance with such Schedules, then the delivery of the Aircraft under the Aircraft Lease Agreement will be delayed beyond the Scheduled Delivery Date and Lessee will accept delivery of the Aircraft on the first Business Day after the Scheduled Delivery Date on which all of such conditions precedent have been so satisfied or waived. Notwithstanding the foregoing, if delivery of the Aircraft under the Aircraft Lease Agreement is delayed beyond the Final Delivery Date, then either party hereto (so long as such party is not in default under the Aircraft Lease Agreement or the Purchase Agreement) may, by written notice to the other, terminate the Aircraft Lease Agreement and each other Operative Document, whereupon, except as otherwise provided herein or therein, (1) Lessor will return to Lessee any Letter of Credit, the Commitment Fee and any amounts of Rent—Periodic paid by Lessee prior to such termination and (2) neither Lessor nor Lessee will have any further obligation to the other under the Aircraft Lease Agreement or any other Operative Document.
3.    DISCLAIMER
EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH WILL BE EVIDENCED BY DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE, THE AIRCRAFT WILL BE LEASED UNDER THE AIRCRAFT LEASE AGREEMENT “AS-IS, WHERE-IS, WITH ALL FAULTS” AND LESSEE AGREES, ACKNOWLEDGES AND ACCEPTS THAT NEITHER LESSOR NOR ANY OTHER GENERAL INDEMNITEE MAKES ANY COVENANT, WARRANTY OR REPRESENTATION WHATSOEVER CONCERNING THE CONDITION OF THE AIRCRAFT. EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH WILL BE EVIDENCED BY DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE, LESSEE, FOR THE BENEFIT OF LESSOR AND EACH OTHER GENERAL INDEMNITEE, HEREBY WAIVES, RELEASES AND RENOUNCES ALL COVENANTS, WARRANTIES,

REPRESENTATIONS AND OTHER INDEMNITIES, GUARANTEES, OBLIGATIONS AND LIABILITIES OF LESSOR OR ANY OTHER GENERAL INDEMNITEE AND ANY RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE, WITH RESPECT TO THE CONDITION OF THE AIRCRAFT, ANY ENGINE, ANY PART OR ANY AIRCRAFT DOCUMENTATION, INCLUDING:

(1)	ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESCRIPTION, DESIGN OR OPERATION THEREOF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE ABSENCE OF ANY DEFECT THEREIN;

(2)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE;

(3)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(4)	ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT;

(5)
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF ANY GENERAL INDEMNITEE, ACTUAL OR IMPUTED, ACTIVE OR PASSIVE;

(6)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING, AND

(7)	FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION ARE SATISFACTORY TO LESSEE AND HAVE MET THE REQUIREMENTS OF THE OPERATIVE DOCUMENTS, AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE UNDER THE AIRCRAFT LEASE AGREEMENT WITHOUT ANY RESERVATIONS WHATSOEVER. WITHOUT LIMITING THE FOREGOING, THE DELIVERY CONDITION WILL HAVE NO FORCE OR EFFECT AFTER DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE AND SUCH PROVISIONS DO NOT CONSTITUTE A COVENANT, WARRANTY OR GUARANTEE BY LESSOR WITH RESPECT TO THE CONDITION OF THE AIRCRAFT OR OTHERWISE AFTER DELIVERY.

LESSEE HEREBY CONFIRMS THAT IT HAS BEEN ADVISED OF AND FULLY UNDERSTANDS THE LEGAL IMPORT AND IMPLICATIONS OF THIS SECTION 3 AND

THAT THE PROVISIONS OF THIS SECTION 3 ARE APPROPRIATE IN A TRANSACTION OF THIS KIND.

FOR THE AVOIDANCE OF DOUBT, THE FOREGOING WILL NOT AFFECT OR DIMINISH IN ANY WAY LESSEE’S RIGHTS AGAINST AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR THE MANUFACTURER OF ANY PART.

4.    POST DELIVERY

As soon as they are available, but in any event within the time periods specified below, Lessee will provide the following to Lessor:

(1)
Within 15 Business Days after the Delivery Date, evidence that the Initial Sublease and the Subordination Agreement have been registered at a Registry of Titles and Documents in such city where the Initial Sublessee has its corporate domicile (sede social).

(2)
[Within 45 days after the Delivery Date, a copy of the declaration of importation issued and the proof of importation (Comprovante de Importação) by the Brazilian customs authorities upon arrival of the Aircraft in Brazil, together with a copy of the Request for Temporary Admission Regime (Requerimento de Concessão do Regime de Admissão Temporária) and the Responsibility Term (Termo de Responsabilidade).]

(3)
Within 60 days after the Delivery Date, copies of (i) the permanent certificate of registration for the Aircraft showing Owner as owner and the Initial Sublessee as operator and (ii) the permanent standard certificate of airworthiness for the Aircraft issued by the Aviation Authority.

(4)
Within 60 days after the Delivery Date, a certificate issued by the RAB confirming the registration of the Owner Consent, the Initial Sublease, [acceptance certificate thereunder,] the Subordination Agreement, the Mortgage Release and, provided it has been registered by or on behalf of Lessor, the Bill of Sale.

(5)
Within 30 days after the Delivery Date, warranty agreements with respect to the Airframe and Engines among Lessor, Lessee (and/or Sublessee) and the Airframe Manufacturer and Engine Manufacturer, respectively, in form and substance reasonably satisfactory to Lessor.

ANNEX 1 TO
SCHEDULE 1
SUMMARY SPECIFICATION

AIRCRAFT IDENTIFICATION
Manufacturer:	Boeing
Model:	777-32WER
Serial Number:	[ ]

PRINCIPAL OPERATING WEIGHTS
Maximum Taxi Weight:	347,451 kg
Maximum Take-Off Weight:	346,544 kg
Maximum Landing Weight:	251,290 kg
Zero Fuel Weight:	237,682 kg

FUEL DATA
Fuel Capacity:	181,283 L

ENGINES
Manufacturer	General Electric Company
Model:	GE90-115B

INSTALLED APU
Manufacturer:	Honeywell
Model:	GTCP 331-350

CONFIGURATION
Seating Configuration:	[4F / 56J / 302Y*]

[* Lessor acknowledges that Lessee intends to reconfigure the Aircraft to 56J / 323Y configuration after the Delivery Date.]

ANNEX 2 TO
SCHEDULE 1
DELIVERY DOCUMENTATION

(a)	Manuals

□	Airplane Flight Manual

□	Operating Manual

□	Quick Reference Handbook

□	Weight and Balance Manual

□	Manufacturer’s Detailed Specification

□	Aircraft Maintenance Manual

□	Aircraft Wiring Manual

□	Engine Data Submittal

□	APU Log Book (with manufacturer delivery documents)

□	Illustrated Parts Catalogue

□	Structural Repair Manual

□	Nacelle Structural Repair Manual

□	Engine Maintenance Manual

□	Illustrated Parts catalogue (power-plant)

□	Master Minimum Equipment List

□	Maintenance Planning Document

□	Component Maintenance Manuals (Vendor and Manufacturer) – when available

□	Non Destructive Testing Manual (if applicable and available)

□	Aircraft Schematics Manual

□	Aircraft Wiring Lists

□	Aircraft Wiring Manual

□	Electrical Load Analysis (if applicable and available)

□	Electrical Standards Practices Manual (if applicable and available)

□	Maintenance Planning Task Cards

□	Dispatch Deviation Procedures Guide (if applicable and available)

□	PRR Listing & Comparison Listing (if applicable and available)

□	Flight Planning & Performance Manual (if applicable and available)

(b)    Miscellaneous

□
The documents included in the Boeing delivery documents package provided with a new aircraft (including the SRL, engine data submittals, APU log book and APU Manufacturer’s delivery package) to the extent provided at Delivery.

□	Airworthiness Directive Compliance Status at Time of Manufacture Manufacturer’s Service Bulletin Compliance for the Aircraft, Engines, APU and Appliances to the extent provided at Delivery.

□	Service Bulletin compliance report for the Aircraft, Engines, APU and Aircraft Appliances.

□	Structural Repair File with a detailed structural map showing exact location of all external repairs and damages indicating their status in accordance with the Manufacturer’s Structural Repair Manual.

□	Inventory of installed serialised Hard Time components with airworthiness approval installation tags, EASA Form One, FAA Form 8130-3 or equivalent.

□	Stamped Inventory of all installed serialised components controlled by the Airline.

□	List and status of Airframe life-limited Parts (if any) with full back to birth traceability support documentation.

□	List and status of Landing Gear life-limited Parts for each Landing Gear with full back to birth traceability support documentation.

□	List and status of Engine(s) life-limited Parts with full back to birth traceability support documentation.

□	List and status of APU life-limited Parts with full back to birth traceability support documentation.

□	Loose Equipment Inventory

□	Burn Certificates Documentation

(c)    Certificates

□	Certificate of Airworthiness (current)

□	Current Aircraft Registration Certificate

□	Current Export Certificate of Airworthiness from State of Registration

□	Original Export Certificate of Airworthiness from State of Manufacture

□	Radio License (current)

□	Noise Certificate (current)

□	All Supplemental Type Certificates (STC) applied to the Aircraft (copies)

(d)    Aircraft maintenance records

□	All Aircraft Flight and Maintenance Log Sheets.

□	All Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

□	All maintenance planning document task cards performed during the term of the Lease.

□
All Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority.

□
All Corrosion Prevention and Control Programme compliance documents and inspection findings as applicable including records of accomplishment or compliance provided (the original signed /certified “dirty finger print” workcards).

□
All Documentation for Operator Modifications such as engineering orders, drawings, FAA Form 8110-3, Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

□
All Supporting Documentation for Repairs, Alterations, Operator Modifications such as engineering orders, drawings, FAA Form 8110-3, Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

□	Aircraft weight and balance records (including weight change ledger, most recent weighing report and individual flight control weight and balance data performed post paint).

□	Demonstration Flight Reports

(e)    Aircraft history records

□	Lessee System Reliability reports and equivalent.

□	Accident and Incident Reports (if none, then a signed “no Incident /Accident” statement from operator’s Quality Control Manager).

□	Aircraft Log Book(s) and Aviation Authority Operation and Modification Log Book(s) (as applicable).

(f)    Engine Records (for each Engine)

□	Each status summary signed and dated on the final page by the Lessee’s Quality Manager (or its designated representatives) and all content pages initialed.

□	Certified statement as to the following:

o	time and Cycles since new

o	time and Cycles since overhaul on each Engine module

o	Flight Hours and Cycles in Lessee’s operation

o	Engine Master Record (record of installation and removal and accumulated Flight Hours and Cycles for each Engine and each module installed at the Redelivery Date)

□	List of Operator Modifications Incorporated, if any, including supporting documentation with Manufacturer approval.

□	List of all Major Repairs and Alterations, including supporting documentation, if any.

□	Check/Inspection Status

□	Accessory Status sheet

□	Last overhaul/repair tags (or copies) for each of the accessory rotables, as applicable

□	All, Repair, overhaul and inspection documents such as EASA Form 1, FAA Form 8130-3 or equivalent, for each shop visit.

□	List of current Line Replaceable Units (LRU)/QEC Items missing from each Engine (if applicable for a spare Engine redelivery or off-wing Engine).

□	Engine Condition Monitoring Report for the three (3) months prior to redelivery

□	Reason for last Engine removal, engine change paperwork and date of Engine removal

□	Redelivery certified Engine borescope (videotaped or in CD)

□	Most recent fuel, oil sampling, magnetic chip detector and vibration survey results, as applicable

□	Most recent on-wing ground performance run specifying Engine OATL (outside air temperature limit) at rated thrust

□	Last certified Test Cell Run specifying Engine OATL

□	Manufacturer delivery documents (Data Submittal or Inventory item listing) to the extent provided at Delivery.

□	Statement of Engine Oil used

□	Any incidents during operation since last performance restoration shop visit with action taken i.e. IFSD/FOD/oil loss etc.

(g)    APU Records

□	Certified statement as to following:

o	Flight Hours and Cycles since new

o	Flight Hours and Cycles since overhaul

o	Flight Hours and Cycles since hot section inspection (HSI)

o	Lessee’s method for APU time accrual, i.e. 1:1 with aircraft Flight Hours and Cycles

o	APU Master Record (record of installation and removal and accumulated Flight Hours and Cycles)

□	List of Operator Modifications Incorporated, if any including supporting documentation with Manufacturer approval.

□	Certified Accessory Status Sheet with time since overhaul or repair for each rotable item installed

□	Last overhaul or repair tags (or copies) for each of the accessory rotable

□	Certified and Updated APU Log Book from new (with manufacturer delivery documents)

□	Repair, overhaul and inspection documents (covering all shop visits).

□	Documents demonstrating installation and full traceability back to birth (to new) for each life-limited Part.

□	List of Line Replaceable Units (LRU)/QEC Rotable items missing from APU (if any for any spare APU redelivery)

□	Reason for last APU removal, removal paperwork and date of APU removal

□	Most recent certified APU borescope report (videotape or CD)

□	Most recent APU on-wing health check datasheets

□	Last certified test cell run

(h)    Miscellaneous technical documents

□	Approved Maintenance Program including a cross-reference to Manufacturer’s Maintenance Planning Document

□	Reference material necessary for interpretation of status summaries, i.e. Operator part numbers Cross Reference to Manufacturer’s part numbers

□	Interior configuration drawings as follows.

o	L.O.P.A.

o	Emergency Equipment Locations

o	Galley Drawings (CMM drawings)

□	Aircraft Readiness Log to the extent provided at Delivery (or parts configuration Status document)

□	Loose Equipment Inventory

□	All soft furnishings, seat, cushion and fabric cover Material Burn Test documents for FAR 25.853

□	Flight Data Recorder - Print / Copy of Last Read-Out with all exceedences (if any) identified and parameter accuracy confirmed.

SCHEDULE 2
RETURN CONDITIONS
1.    CONDITION OF AIRFRAME AND ENGINES
On the last day of the Lease Term, the Aircraft will conform to the configuration of the Aircraft, and with all equipment installed as, on the Delivery Date (as described in Schedule 1 to the Aircraft Lease Agreement), except as changed (or replaced) in a manner either required or permitted pursuant to any Operative Document or otherwise agreed between Lessor and Lessee, each acting reasonably, (including, if required, having the modifications described in Section 1.3.4 of Schedule 2 to the ALST reversed by Lessee) and will:

1.1    General Requirements

(1)
Have been operated, maintained and repaired in accordance with the Aircraft Lease Agreement, have all the same capabilities as on the Delivery Date and have no deferred maintenance items under Lessee’s Maintenance Program.

(2)
Have all of the Aircraft equipment, components and systems functioning in accordance with their intended use and specifications, within applicable limits and showing no signs of incipient fault, in each case irrespective of deviations or variations authorized by the Minimum Equipment List (MEL) or Configuration Deviation List (CDL).

(3)	Be free of all Liens other than Lessor Liens and not have installed thereon any equipment, components and/or parts which are leased or loaned or otherwise owned by Lessee or a third party.

(4)	Be substantially free of corrosion, and in good condition, normal wear and tear excepted.

(5)
In the event that Lessee complies with the requirements of Lessee’s Maintenance Program or the Aviation Authority by means of sampling within its fleet, Lessee shall, prior to Return, perform all required work to eliminate such sampling with respect to the Aircraft.

1.2    Condition Permitting Commercial Operation
Be in FAA Condition.

1.3    Airworthiness, Deregistration and Export Matters
(1) Have been deregistered immediately prior to Return from all relevant aircraft registries and notice of deregistration by the Aviation Authority will have been sent to an aviation authority designated by Lessor (subject to Lessor, Owner and any relevant Financing Party co-operating with such process and providing any necessary consents and/or notices), (2) have, and be in compliance with, a valid export certificate of airworthiness (or its equivalent) to a country to be designated by Lessor not later than 45 days prior to Return, or otherwise to the United States, and (3) have and be in compliance with all necessary export certificates, and other documents and requirements allowing for immediate export of the Aircraft from the State of Registration, the Return Location jurisdiction and the Lessee Jurisdiction. In addition, upon request by Lessor,

Lessee will promptly cooperate in discharging any International Interest in respect of the Aircraft or any Operative Document in the International Registry.

1.4    Final Airframe Check
1.4.1    Required Check
With respect to the Airframe, (1) have undergone immediately prior to Return the completion of its next due C check in block format in accordance with the MPD (which checks shall incorporate all lower-level checks, structural inspections and any special repair items or special inspections as well as inspections that have a frequency less than the then current MPD C check interval) and (2) have no task for the Airframe due under the MPD for the then current MPD C check interval (or, as applicable, the equivalent number of Airframe Flight Cycles or Airframe Flight Hours, these being agreed to be 2,000 Airframe Flight Cycles and 10,000 Airframe Flight Hours for 24 months). If during the Lease Term the Aircraft is maintained under a phased maintenance program, Lessee shall, at Lessee’s cost and expense, perform all checks, inspections, maintenance, etc., necessary to return the Aircraft to a block maintenance program based upon the MPD and otherwise acceptable to Lessor (acting reasonably).

1.4.2    Related Work
Have, as a part of such final C check, completed a refurbishment and cleaning of the flight deck and cabin as follows:

(1)
deep cleaning of the flight deck inclusive of replacement of any damaged, stained or excessively worn seat coverings; replacement of any damaged or excessively worn seat cushions; replacement of any damaged, excessively worn or frayed seat belts, inclusive of any seat belt missing a TSO tag; replacement of any damaged, discolored, or excessively worn interior panel of the flight deck, and

(2)
deep cleaning of the main cabin interior inclusive of the seats, sidewalls, overhead bins, stowage monuments, galleys, lavatories, door liners and the replacement of any floor coverings (entryway, galley & lavatory moon mat, and cabin carpeting) that are damaged, stained or excessively worn; replacement of any damaged, discolored, or excessively worn interior panel of the main cabin; replacement of any branded, damaged, stained or excessively worn cabin seat coverings; replacement of any damaged or excessively worn seat cushions; replacement of any damaged, worn or frayed seat belt, inclusive of any seat belt missing a TSO tag; and all seat plastics, video screens, entertainment controllers, bulkheads, partitions, lavatory and galley laminates free of repairs, cracking, discoloration, and damage. All placards shall be in English only, if requested by Lessor not later than 90 days prior to Return.

Refurbishment and cleaning under clauses (1) and (2) above will be acceptable if performed in accordance with the relevant maintenance manuals and acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check. For purposes of this Section 1.4.2, “excessively worn” shall mean not acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check.

1.5    ADs, Service Bulletins, Etc.

1.5.1    Modifications
Have had accomplished all modification and repair ADs issued by the Compliance Authority where the compliance date for any action under such AD falls during the Lease Term or within 12 months, 5,000 Airframe Flight Hours and 1,100 Airframe Flight Cycles after the Return.

1.5.2    Inspections
Have no required inspection ADs issued by the Compliance Authority due prior to either (a) 12 months, 5,000 Airframe Flight Hours and 1,100 Airframe Flight Cycles after the Return or (b) a full inspection period, whichever is less.

1.5.3    No Waivers
In the case of both Sections 1.5.1 and 1.5.2 of this Schedule 2, in the event that Lessee has obtained a waiver or deviation from the Aviation Authority, Airframe Manufacturer or otherwise from having to comply with any such Required Actions, Lessee shall, irrespective of such waiver or deviation, comply with all such Required Actions as provided in the this Section 1.5 prior to the Return.

1.6    Engine Condition
Have neither Engine on watch for any reason whatsoever, and (1) each Engine shall have at least 8,000 Engine Flight Hours remaining until its next anticipated Engine Basic Shop Visit (as determined by (a) borescope inspections, (b) engine health trend monitoring analysis, (c) ground runs, (d) technical log analysis, (e) previous shop visit assessment (if applicable) and (f) magnetic chip detector inspection) and (2) the Engine operational and performance parameters shall be sufficiently within then current AMM published limits and the condition of the Engine shall otherwise be such to permit full take-off power to the Airframe Manufacturer’s specification (as determined by, inter alia, an examination of the last six months of trend monitoring). If Lessor and Lessee are unable to agree whether any of the foregoing conditions have been met, Lessor and Lessee shall consult a qualified Engine Manufacturer engineer and agree to be bound by the determination of such engineer (the cost of such engineer to be shared equally by Lessor and Lessee). Lessee shall correct any discrepancies outside of the then current AMM limits.

1.6.1    Engine Borescope
For each Engine, a complete (100% of all stages) hot (including combustion chamber) and cold section video borescope inspection for such Engine shall have been performed, at Lessor’s cost, after the return demonstration flight and Lessee shall correct any discrepancies outside of the then current AMM limits.

1.6.2    Full-Rated Performance
Each Engine shall be capable of certificated, full-rated performance adjusted to the ISA ambient outside air temperature for full-rated take-off thrust at sea level, without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed, etc.) as per the AMM without limitations throughout the operating envelope as defined in the airplane flight manual; performance compliance will be demonstrated: (1) by on-wing static inspection and testing of the

Engines (including power assurance run) in accordance with the engine maintenance manual and (2) by review of historical maintenance records, including trend monitoring and EGT/test cell data (in the event an Engine is just out of test cell). Lessee shall correct any discrepancies outside of the then current published-approved AMM limits.

1.6.3    Thrust Reverser
Each thrust reverser will have had an on-wing inspection and operational check as per the AMM. Lessee shall correct any discrepancies outside of AMM limits.

1.7    APU Condition
With respect to the APU, have no less than 3,000 APU Hours remaining until its next APU Basic Shop Visit, and the APU shall have had a complete (100% of all accessible stages) video borescope inspection performed at Lessor’s cost. Lessee shall correct any discrepancies outside of then current AMM published limits found during such inspection. In addition, the APU shall meet all air outputs and temperature limitations under load in accordance with the MPD, and any defects discovered in such inspection, which exceed the then current published-approved AMM limits, shall be corrected at Lessee’s expense.

1.8    Landing Gear Condition
With respect to each Landing Gear, have not less than 48 months until its next Landing Gear Overhaul.

1.9    Life Limited Parts and Hard Time Components

(1)
With respect to each Airframe Life-Limited Part and Hard Time Component, have not less than 18 months, 7,500 Airframe Flight Hours and 1,600 Airframe Flight Cycles remaining to its next scheduled test, inspection or removal in accordance with the MPD, but (1) if an Airframe Life-Limited Part or Hard Time Component has a limit that is less than 18 months, 7,500 Airframe Flight Hours and 1,600 Airframe Flight Cycles, then such Airframe Life-Limited Part or Hard Time Component shall have full life remaining and (2) “on-condition” and “condition-monitored” components shall be serviceable.

Each Airframe Life-Limited Part, Hard Time Component and “on-condition” and “condition-monitored” component shall have the same or more recent part or dash number, and same or better modification status and utility (provided that “utility” shall be determined without regard to Airframe Flight Hours or Airframe Flight Cycles flown), as the corresponding part or component installed on the Aircraft on the Delivery Date. Each Airframe Life-Limited Part shall be supported by Back-to-Birth Traceability and appropriate certification documentation in the form of FAA Form 8130. Each Hard Time Component shall be supported by appropriate certification documentation in the form of FAA Form 8130 evidencing maintenance history back to the last major shop visit or new installation for such component. Each “on-condition” and “condition-monitored” component replaced within the three years prior to Return will have appropriate FAA certification. The installed Airframe Life-Limited Parts and Hard Time Components as a group will have an average of total Airframe Flight Hours and Airframe Flight Cycles of not more than 110% of that of the Airframe.

(2)
No Engine Life-Limited Part shall have less than 1,800 Engine Flight Cycles remaining until the next scheduled removal or replacement, and each Engine Life-Limited Part will be supported by Back-to-Birth Traceability and appropriate certification documentation in the form of FAA Form 8130.

1.10    Tires and Brakes
Have no less than 50% tread life remaining on the tires on average with no single tire having less than 30% tread life remaining and have remaining not less than 50% service wear life remaining on the brakes on average with no single brake having less than 30% service wear life remaining.

1.11    Paint
Immediately after the performance of the Final Maintenance and prior to the Return, the Aircraft fuselage shall have been stripped (or, at Lessor’s option, scuffed) and painted, and the wings, nacelles and empennage shall have been scuffed and painted, white/gray as applicable or, at Lessor’s option, in a livery to be designated by Lessor provided that Lessor provides Lessee with necessary templates, decals, paints and drawings at least 90 days prior to the Return, and after such painting Lessee shall balance the rudder in accordance with Airframe Manufacturer procedures. Immediately after such stripping, the exterior of the Aircraft shall be inspected and any corrosion, structural damage, or other defects shall be corrected in accordance with the Airframe Manufacturer Structural Repair Manual and as recommended by Airframe Manufacturer.

1.12    Structural Repairs
All structural repairs will be permanent and accomplished in accordance with the Airframe Manufacturer Structural Repair Manual or FAA 8100-9. There shall be no repairs with a pending damage tolerance analysis, except for repairs performed during the Final Maintenance. All repairs shall be fully documented and transferable to the next operator or owner of the Aircraft. A repair shall be considered permanent even if it has a future inspection requirement but only so long as the interval for such inspection is no less than that of an airframe structural check and no alternative repair exists that would give a longer inspection interval.

1.13    ETOPS/Special Capabilities
In the event the Aircraft is delivered in a configuration capable of ETOPS operation or other special operational capability (e.g. high altitude capabilities, cold weather operation, RNP performance), then the Aircraft and Engines shall be in compliance with the then current Airframe Manufacturer’s configuration and maintenance procedures document for ETOPS operation to the same time limit as was available at delivery, and shall remain configured and capable for any additional special operational capabilities of which the Aircraft was capable at delivery.

1.14    Service Bulletin Kits
Have all free of charge service bulletins for which kits have been received by Lessee for the Aircraft, as of the commencement of the Final Inspection, provided to Lessor prior to Return (with all other such kits received by Lessee after such time to be shipped by commercial carrier to a location specified by Lessor) and, at Lessor’s option, with all other service bulletin kits ordered by

Lessee specifically for the Aircraft being provided to Lessor, subject to Lessor reimbursing to Lessee its cost for such kits.

1.15    Fuel and Oil
With each fuel tank half full and the oil tank full.

1.16    General

(1)
The Aircraft shall (a) be clean, (b) have no excessive, multiple or overlaid external repairs, (c) have no loose, missing or pulled fasteners, and (d) be free of scribes, scratches, buckles and damage exceeding manufacturer tolerances.

(2)
The Aircraft shall be free of fuel, oil and hydraulic leaks exceeding AMM limits; the fuel, hydraulic and oil systems of the Aircraft, including the Engines and the fuel tanks, shall have been tested and free of any contaminants and corrosion exceeding AMM limits and Lessee shall provide to Lessor the results of laboratory tests of all such systems.

(3)	All decals and required notices shall be installed and shall be clean, secure and legible.

(4)	All doors shall be free moving, correctly rigged and be fitted with serviceable seals, and free of any air noise or leaks exceeding AMM limits.

(5)	All panels and other surfaces shall be secure, properly sealed and free of excessive cracks, stains and other disfigurement. Normal wear and tear is acceptable.

(6)	Windows shall be free of delamination, blemishes, and crazing, and shall be properly sealed and free of any air leaks, in each case exceeding AMM limits.

(7)	All control surfaces, unpainted cowlings and fairings shall be waxed and polished in accordance with approved procedures.

(8)
All seats (including installed IFE hardware) shall be serviceable and in a condition acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check. Normal wear and tear is acceptable.

(9)	The IFE system shall be functioning in accordance with the manufacturer’s operating instructions for its intended use throughout the cabin.

(10)
All emergency equipment having a calendar life shall have a minimum remaining life of one C check interval (determined as above) or one hundred percent (100%) of its total approved life, whichever is less.

(11)	All galley areas shall be free from contamination, serviceable and in good working condition. Normal wear and tear is acceptable.

(12)	In the cargo compartments, all panels will be in good condition, and the loading system and cargo restraining nets will be serviceable and in good condition. Normal wear and tear is acceptable.

(13)	Landing gear and doors shall be free of leaks outside AMM limits and properly rigged within AMM limits.

(14)	Wheel wells shall be free of leaks exceeding AMM limits.

(15)	All loose equipment delivered shall be installed and in good condition.

(16)	The cabin shall be in a 56J / 323Y configuration or as otherwise agreed.
2.    AIRCRAFT DOCUMENTATION
At Return, Lessee will deliver to Lessor at the Return Location the Aircraft Documentation. All Aircraft Documentation provided to Lessor at time of Return will be listed and included as an attachment to the Return Acceptance Certificate. Lessee will ensure that all Aircraft Documentation provided to Lessor will be in good condition, readable and capable of being reproduced using standard reproduction processes and otherwise will be in compliance with the requirements of the Operative Documents and the Compliance Authority. All Aircraft Documentation will be in printed form (except only those documents which Lessee has received only in non-printed form) and in the English language (other than pilot reports and maintenance logbook entries, provided that the preceding 24 months of such entries will be translated to English). In addition, Lessee will provide Lessor with a complete copy of Lessee’s Maintenance Program.
3.    WARRANTIES
At Return Lessee will (if not already so assigned) assign to Lessor any remaining Airframe or Engine warranties with respect to the Aircraft pursuant to a written agreement in form and substance satisfactory to Lessor (acting reasonably), and Lessee will arrange for all such necessary manufacturer consents to such assignment or novation.

SCHEDULE 3

NOTICE AND ACCOUNT INFORMATION
LESSOR ADDRESS:

[[ ]
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902, USA
Attn:     Lease Management
Fax:     +1 (917) 591-9106
Email:    leasemanagement@aircastle.com]
LESSOR ACCOUNT:

Bank:            [ ]
ABA No.:         [ ]
Bank Swift BIC:        [ ]
Account Number:     [ ]
Account Name:        [ ]
Reference:         [ ]
LESSEE ADDRESS:

[LATAM Airlines Group S.A.
Edificio Huidobro
Av. Presidente Riesco 5711, 20th Floor
Santiago, Chile
Attn:     Rafael Lourenco Lorenzoni – Leasing Contracts and Negotiations VP
Fax:     +56 2 2565 3905]
LESSEE ACCOUNT:
To be advised to Lessor prior to the date any payments to Lessee become due.

SCHEDULE 4
LESSOR’S CONDITIONS PRECEDENT
The obligation of Lessor to deliver and lease the Aircraft to Lessee under the Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessor (acting reasonably) on or prior to the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:
1.    AGREEMENTS AND DOCUMENTS
The following documents, agreements, instruments or certificates will have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessor, Owner, Servicer or any Financing Party), will each be satisfactory in form and substance to Lessor (acting reasonably) and will be in full force and effect (unless expressly provided otherwise) and, where appropriate, will have been duly notarized and legalized (and, where required, translated into the relevant language by a certified translator) and executed counterparts thereof will have been delivered to Lessor:

1.1    Lease and Sublease
The Aircraft Lease Agreement and the Initial Sublease.

1.2    Acceptance Certificate
The Acceptance Certificate.

1.3    Subordination Agreement
The Initial Subordination Agreement.

1.4    Insurance Documents

(1)
A certificate or certificates of insurance and reinsurance, substantially in the form contained in Exhibit B to the Aircraft Lease Shared Terms and which otherwise complies with the requirements of Section 11 of the Aircraft Lease Shared Terms.

(2)	A broker’s letter of undertaking, substantially in the form contained in Exhibit C to the Aircraft Lease Shared Terms.

1.5    Legal Opinion—State of Registration
At no cost to Lessee, a legal opinion of Lessor’s independent legal counsel in the initial State of Registration including, to the extent applicable, the applicability of the Cape Town Agreements, the enforceability of the provisions of the Cape Town Agreements (including, if applicable in the State of Registration, the application of Article XI, Alternative A, of the Cape Town Aircraft Protocol) in the State of Registration, and the due constitution, registration and priority of the international interests of Lessor.

1.6    Legal Opinion—Lessee

A legal opinion of Lessee’s in-house counsel.

1.7    Secretary’s or Officer’s Certificate
A secretary’s or officer’s certificate from Lessee addressing, inter alia, Lessee’s power and authority to enter into the Operative Documents to which it is a party and perform its obligations thereunder, and attaching, inter alia, a copy of Lessee’s constitutional documents and the corporate approvals required by Lessee for the transactions contemplated by the Operative Documents.

1.8    Power of Attorney
An irrevocable power of attorney from the Initial Sublessee authorizing Lessor or such other person as Lessor may from time to time specify to, in connection with the exercise of Lessor’s remedies under Section 13 of the Aircraft Lease Shared Terms, do anything or act to give any consent or approval that may be required to obtain deregistration of the Aircraft and to export the Aircraft from the State of Registration upon termination of the leasing of the Aircraft under the Aircraft Lease Agreement and to otherwise exercise the remedies of Lessor under Section 13 of the Aircraft Lease Shared Terms, to be in the form of Exhibit A to the Aircraft Lease Agreement.

1.9    Lessee’s Maintenance Program
At least 15 days prior to the Scheduled Delivery Date, a copy of the Initial Subessee’s Maintenance Program.

1.10    Process Agents
[Confirmation from the process agents appointed by Lessee pursuant to Section 17.3 of the Aircraft Lease Shared Terms [and Section 7.3 of the Purchase Agreement / and Section 4.3 of the Seller Guarantee], by the Initial Sublessee pursuant to the Initial Subordination Agreement, [and by the Seller pursuant to Section 7.3 of the Purchase Agreement].]

1.11    [Import
Evidence that any import documentation and all customs formalities relating to the import of the Aircraft into the State of Registration have been obtained or complied with, and that such import of the Aircraft is exempt from Taxes and/or that such Taxes have been paid.]

1.12    Eurocontrol Letter
A letter from the Initial Sublessee to the Director Central Route Charges Office of Eurocontrol in which the Initial Sublessee authorizes the addressee to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by the Initial Sublessee to the addressees in respect of all aircraft (including the Aircraft) operated by the Initial Sublessee, such letter to be substantially in the form of Exhibit F to the Aircraft Lease Shared Terms.

1.13    Air Authority Letter
A letter from the Initial Sublessee to the Aviation Authority in which the Initial Sublessee authorizes the addressee to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by the Initial Sublessee to the addressees in respect of all aircraft (including the Aircraft) operated by the Initial Sublessee, such letter to be substantially in the form of Exhibit B to the Aircraft Lease Agreement.

1.14    Cape Town Compliance
An irrevocable de-registration and export request authorization (“IDERA”), signed by the Initial Sublessee, in favor of Lessor in the form annexed to the Cape Town Aircraft Protocol or such other form as may be required by the Aviation Authority or the RAB.
2.    PURCHASE OF AIRCRAFT
The Purchase Agreement will have been executed by all parties thereto and title to the Aircraft will have transferred to Owner
3.    FIRST RENT PAYMENT MADE
Lessee will have paid the first installment of Rent—Periodic when due pursuant to the Aircraft Lease Agreement or such amount shall have been netted off from the Purchase Price in accordance with Section 3.2 of the Purchase Agreement.
4.    COMMITMENT FEE PAID
Lessee will have paid all installments of the Commitment Fee due on or before the Delivery Date pursuant to the Aircraft Lease Agreement or such amount shall have been netted off from the Purchase Price in accordance with Section 3.2 of the Purchase Agreement, or Lessee will have provided a Letter of Credit pursuant to Section 4.2 of the Aircraft Lease Shared Terms.
5.    FILINGS, ETC.
Subject to Section 4 of Part II of Schedule 1 to the Aircraft Lease Agreement and Schedule 6 to the Aircraft Lease Agreement, Lessor will have received evidence that on the Delivery Date all filings, registrations, recordings and other actions where possible have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect and perfect the rights and interest of Owner, Lessor and the Financing Parties in the Aircraft and the Operative Documents (or arrangements reasonably satisfactory to Lessor will have been made for effecting the same).
6.    AUTHORIZATIONS
Lessor will have received the following:

(1)	A copy of the Initial Sublessee's current air transport license and operating certificate.

(2)	Copies of the current certificates of registration and airworthiness for the Aircraft.

(3)	Evidence of filing of each of the Owner Consent, the Initial Sublease and the Subordination Agreement, duly executed and including its sworn translation into Portuguese, with the RAB.
7.    NO DEFAULT; NO EVENT OF LOSS; REPRESENTATIONS AND WARRANTIES

No Default, Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, will have occurred, and the representations and warranties of Lessee under the Operative Documents are correct and would be correct if repeated on the Delivery Date.
The conditions precedent specified in this Schedule 4 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without condition by Lessor. If any of such conditions is not satisfied or waived in writing by Lessor on and as of the Delivery Date and Lessor, in its sole discretion, nonetheless proceeds with the delivery of the Aircraft to Lessee under the Aircraft Lease Agreement, Lessee covenants and agrees to satisfy, or cause the satisfaction of, such outstanding conditions within 30 days after the Delivery Date, or such later date as may be agreed in writing by Lessor and Lessee.

SCHEDULE 5
LESSEE’S CONDITIONS PRECEDENT
The obligation of Lessee to lease the Aircraft from Lessor under the Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessee, and Lessor will procure such fulfillment (other than the absence of an Event of Loss or incipient Event of Loss as provided in Section 3 of this Schedule 5), to the satisfaction of Lessee, on the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:
1.    Agreements and Documents
The following documents, agreements, instruments or certificates will have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee), will each be satisfactory in form and substance to Lessee and will be in full force and effect (unless expressly provided otherwise) and in the English language, and executed counterparts will have been delivered to Lessee:

1.1    Lease Agreement
The Aircraft Lease Agreement.

1.2    Acceptance Certificate
The Acceptance Certificate.

1.3    Lessor Guarantee
The Lessor Guarantee.

1.4    Secretary’s or Officer’s Certificates
A secretary’s or officer’s certificate from each of Lessor and Lessor Guarantor addressing, inter alia, such party’s power and authority to enter into the Operative Documents to which it is a party and perform its obligations thereunder, and attaching, inter alia, a copy of such party’s constitutional documents and the corporate approvals required for the transactions contemplated by the Operative Documents.

1.5    Legal Opinion—Lessor
A legal opinion of Lessor’s independent legal counsel in the Lessor Jurisdiction.

1.6    Legal Opinion—Guarantor
A legal opinion of Lessor Guarantor’s independent legal counsel in Bermuda.

1.7    Process Agents
Confirmation from the process agent appointed by Lessor pursuant to Section 17.4 of the Aircraft Lease Shared Terms and Section 7.4 of the Purchase Agreement, and by Lessor Guarantor

pursuant to Section 4.3 of the Lessor Guarantee.
2.    LESSOR’S REPRESENTATION AND WARRANTIES
Lessor’s representations and warranties contained in Section 5.1 of the Aircraft Lease Shared Terms will be true and correct on the Delivery Date.
3.    NO DEFAULT OR EVENT OF LOSS
Lessor will not be in default of any of its obligations under the Operative Documents and no Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, will have occurred.
4.    PURCHASE
The Purchase Agreement will have been executed by all parties thereto and title to the Aircraft will have transferred to Owner.

SCHEDULE 6
CAPE TOWN CONVENTION
1.    DEFINITIONS
In this Schedule 6 the following expressions have the respective meanings given to them in Article 1 of the Cape Town Convention and Article I of the Cape Town Aircraft Protocol:

aircraft engines
aircraft object
airframe
assignment
associated rights
creditor
international interest
leasing agreement
prospective international interest
registry authority
State of registry
2.    AGREEMENTS
If, as of the date of this Aircraft Lease Agreement the Cape Town Agreements are in force and have been ratified in or acceded to by the State of Registration and/or the Lessee Jurisdiction, then Lessor and Lessee agree that (subject to Section 5 (Brazil) of this Schedule 6):

(1)
It is the understanding and intention of the parties, and a fundamental part of the transactions set out in the Aircraft Lease Agreement, that Lessor’s interest as lessor under the Aircraft Lease Agreement comprise an international interest and that the Cape Town Agreements will apply to the Aircraft Lease Agreement and, accordingly, Lessee will not assert the inapplicability of the Cape Town Agreements or the provisions thereof (including, if applicable in the State of Registration, the application of Article XI, Alternative A, of the Cape Town Aircraft Protocol) under any circumstances;

(2)	The aircraft register of the State of Registration is the State of registry for the purposes of the Cape Town Agreements;

(3)	The Airframe is an airframe and, accordingly, an aircraft object and the Engines are aircraft engines and, accordingly, aircraft objects;

(4)
At Lessor’s option, the international interests of Lessor in the Airframe will, as soon as reasonably practicable following delivery of the Aircraft under the Aircraft Lease Agreement, be registered under the Cape Town Agreements and each such registration may be amended or extended prior to its expiry by either Lessor or Lessee, with the consent in writing of the other, such consent not to be unreasonably withheld or delayed; provided that neither Lessee nor any Permitted Sublessee shall have any obligation to effect any such applicable registrations, merely to consent to the registration of any international interests to the extent the same are registrable with the International Registry;

(5)	The events which are referred to in Section 12 of the Aircraft Lease Shared Terms as Events

of Default are events that constitute a default or otherwise give rise to the rights and remedies specified in Articles 8 to 10 and 13 of the Cape Town Convention and Articles IX and X of the Cape Town Aircraft Protocol;

(6)	Each of Lessor and Owner will, to the extent applicable, have the remedies referred to in Articles 13(1) of the Cape Town Convention and Articles IX(1) and X(3) of the Cape Town Aircraft Protocol;

(7)	Each of Lessor and Owner has power to dispose of the Airframe for the purpose of Article 7(b) of the Cape Town Convention;

(8)
Lessor may assign the associated rights, which associated rights consist of all rights to payment or other performance by Lessee under the Aircraft Lease Agreement. Any such assignment will transfer to the relevant assignee the related international interests of Lessor; and

(9)
Lessee will (or will procure that the Initial Sublessee will), as soon as reasonably practicable following delivery of the Aircraft under the Aircraft Lease Agreement, execute and deliver to the Aviation Authority an irrevocable de-registration and export request authorization in favor of Lessor substantially in the form annexed to the Cape Town Aircraft Protocol.

3.    REPLACEMENT ENGINE
If either of the Engines is replaced by a Replacement Engine in accordance with Section 10 of the Aircraft Lease Shared Terms, Lessor, Owner and Lessee will, at Lessee’s expense and on or prior to title to the Replacement Engine being vested in Owner, take such steps as will be available to them under the terms of the Cape Town Agreements and as are necessary or desirable in Lessor’s reasonable opinion for the purposes of protecting, establishing, perfecting Lessor’s, Owner’s and each Financing Party’s rights and interests in the Replacement Engine to same extent as for the engine which has been replaced.
4.    TERMINATION
Upon the termination by Lessor of the leasing of the Aircraft pursuant to the terms of the Aircraft Lease Agreement, Lessee covenants to promptly cooperate in discharging any international interest in respect thereof for which the Lessee is listed as debtor in the International Registry.
5.    BRAZIL
Lessor and Lessee acknowledge that the RAB is, as at the date of the Aircraft Lease Agreement (x) not recording irrevocable de-registration and export request authorizations and (y) not providing authorization codes for the registration of International Interests.

Notwithstanding any provision of any Operative Document to the contrary, Lessor agrees that, to the extent that any provision of the Operative Documents requires (x) any irrevocable de-registration and export request authorization to be recorded by the RAB, or (y) any registration in connection with the Cape Town Agreements which would require an authorization code from the RAB, Lessee shall only be required to procure such recordation or registration 15 Business Days following request from Lessor after the date on which such recordation is capable of being effected through the RAB or such authorization codes are capable of being obtained from the RAB, as applicable. Until such time as such authorization codes are capable of being obtained from the RAB, the provisions of Section 2(4) above shall not apply.
6.    RETROSPECTIVE APPLICATION
Notwithstanding any provision to the contrary contained in any Operative Document, Lessee shall not be required to amend, re-execute or reconstitute the Aircraft Lease Agreement or any other Operative Document (or enter into any additional documents or take any other action) principally for the purpose of creating International Interests in circumstances where the Cape Town Agreements are not in force in either the State of Registration or the Lessee Jurisdiction on the date of the Aircraft Lease Agreement or in any other circumstances.

SCHEDULE 7
RENT-PERIODIC AMOUNT

The Rent—Periodic Amount shall be the fixed amount per full calendar month set forth in column 2 of the table set out immediately below corresponding to the calendar month in which the Delivery Date occurs, adjusted as follows. Each unadjusted Rent-Periodic Amount set forth in column 2 of the table set out immediately below is based on the Assumed Swap Rate and shall be adjusted at 11:00 am, New York time, three (3) London Banking Days prior to the Delivery Date, up or down (as appropriate), by an amount equal to US$[****] for each one basis point difference between the Assumed Swap Rate and the Applicable Swap Rate, and thereafter the Rent—Periodic Amount shall be fixed at such adjusted Rent—Periodic Amount for the duration of the Lease Term and shall be adjusted on a pro-rata basis for any periods of less than a full calendar month.

1 Delivery Month	2 Rent-Periodic (unadjusted)
Feb-2014	[****]
Mar-2014	[****]
Apr-2014	[****]
May-2014	[****]
Jun-2014	[****]
Jul-2014	[****]
Aug-2014	[****]
Sep-2014	[****]
Oct-2014	[****]
Nov-2014	[****]
Dec-2014	[****]
Jan-2015	[****]
Feb-2015	[****]
Mar-2015	[****]
Apr-2015	[****]
May-2015	[****]
Jun-2015	[****]
Jul-2015	[****]

EXHIBIT A
FORM OF DEREGISTRATION POWER OF ATTORNEY

By this Power of Attorney, TAM Linhas Aéreas S.A., a company duly organised and validly existing and registered under the laws of the Federative Republic of Brazil, having its principal offices in the City of São Paulo, State of São Paulo, at Avenida Jurandir, 856, 2o andar, Lote 4, CEP 04072‑000, registered with the General Taxpayers Registry ("CNPJ") under no 02.012.862/0001‑60 (the "Grantor"), herein represented by its directors, Messrs. _________________ and _________________, absolutely, unconditionally, irrevocably and irreversibly appoints [ ], with its principal place of business at [ ] (the “Head Lessor”) under the Aircraft Lease Agreement dated [__________], 20[__], executed between [ ] and LATAM Airlines Group S.A. (as amended from time to time, the “Head Lease”), as Grantor’s Attorney-in-fact (the "Attorney"), being expressly authorized and empowered to do any and all of the following in its own name, which appointment is coupled with an interest:

To represent the Grantor, in its own name, in any and all jurisdictions including without limitation, the Federative Republic of Brazil, before all ministries, agencies, offices, subdivisions and departments thereof, including, without limitation, the Ministry of Defense, the National Agency of Civil Aviation ("ANAC"), the Brazilian Aeronautical Registry (the "RAB"), the Empresa Brasileira de Infra‑Estrutura Aeroportuaria ("INFRAERO"), the Foreign Trade Secretariat ("SECEX"), Registries of Titles and Documents (“RTDs”), the Brazilian Tax and Customs authorities (the “SRF”) and the Central Bank of Brazil, in all sections, divisions, subdivisions thereof, for the purpose of:

(i)	deregistering, on behalf of the Grantor the registration of the Boeing B777-32W ER model aircraft bearing manufacturer's serial number [ ] and Brazilian Registration Mark PT-MU[*] (the "Aircraft");

(ii)
signing any corresponding petitions, consents, approvals or any other documents and paying all costs related thereto and to take any other measures necessary or desirable to cancel the registration of the Aircraft with RAB and any lease to which the Aircraft is then subject, and receiving any documents issued by any ministry mentioned above confirming such deregistration;

(iii)	taking any other action necessary or desirable for the repossession and exportation of the Aircraft overseas;
provided always that the powers to deregister and export the Aircraft conferred herein shall not be exercised in respect of the Aircraft unless an Event of Default (as defined in the Head Lease) has occurred and is continuing; and

(a)
Generally to do all such acts and execute all such documents, whether by hand or under seal, and deliver any documents under seal or otherwise as may be necessary or desirable to give effect to the terms of this Power of Attorney.

(b)	At its discretion, to delegate to any person all of the foregoing powers and authorities upon terms as said Attorney shall think proper.

(c)
The Grantor hereby undertakes from time to time and at all times to indemnify the Attorney against all costs and claims, expenses and liabilities howsoever incurred by the Attorney in connection herewith. Any action the Attorney may in their discretion take pursuant to this Power of Attorney, shall be as good, valid and effectual for all purposes as if the same had been done by Grantor itself.

(d)	This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and unconditionally irrevocable and irreversible as established by Article 684 of the Brazilian Civil Code.
IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor in this City of São Paulo, SP, Brazil, on the [__] day of [__________], 20[__].

TAM LINHAS AÉREAS S.A.

By: ________________________________________
Name:
Title:

By: _________________________________________
Name:
Title:

EXHIBIT B
FORM OF AIR AUTHORITY LETTER

[TO BE PRINTED ON TAM LINHAS AÉREAS S.A. HEADED PAPER]

AIR TRAFFIC CONTROL LETTER

À
Superintendência de Infra-Estrutura Aeroportuária – SIE
Gerência de Tarifas Aeroportuárias e Preços Específicos
Agência Nacional de Aviação Civil – ANAC
Rio de Janerio – RJ

Processo no _________
____ de [__________] de 20[__]
Prezados Senhores,

A TAM LINHAS AÉREAS S.A. (“Arrendatária”), celebrou com LATAM AIRLINES GROUP S.A. (“Arrendadora”), um Contrato de Arrendamento (“Contrato de Arrendamento”) em [___] de [__________] de 20[__], tendo por objeto 1 (uma) aeronave Boeing B777-32W ER, número de série, [ ], prefixo PT-MU[*] (“Aeronave”). O proprietário fiduciário da Aeronave é [ ] ("Proprietário").
Nos termos da contratação efetuada, vimos solicitar a essa Agência de Aviação Civil, que mediante solicitação periódica de quaisquer da Arrendadora ou Proprietário, seja fornecido a ele um demonstrativo de todas as quantias e/ou tarifas aeroportuárias, eventualmente devidas pela TAM Linhas Aéreas S.A. com relação as suas aeronaves, notadamente aquela objeto do arrendamento acima mencionado.
Aproveitamos o ensejo para respeitar a V.Sas. nossos protestos de elevada estima e distinta consideração.
Atenciosamente,

TAM LINHAS AÉREAS S.A.
Name:
Title:

EXHIBIT C
FORM OF MONTHLY REPORT

EXHIBIT D
APPROVED PERMITTED AIR CARRIERS

[****]

Schedule 6     - Form of Purchase Agreement

PURCHASE AGREEMENT
(MSN [______])

between

[______], as Purchaser

and

[LATAM AIRLINES GROUP S.A.]

Dated [______], 20[__]

relating to one used Boeing Model 777-300ER aircraft
bearing manufacturer’s serial number [______]

PURCHASE AGREEMENT
TABLE OF CONTENTS

1. Definitions; Construction and Interpretation    3
2. Purchase and Sale of Aircraft    3
3. Purchase Price    4

4. Conditions Precedent    4
5.Representations and Warranties    6
6.Further Assurances    9
7.Governing Law and Jurisdiction    9
8.Miscellaneous    10

Schedules and Exhibits
No table of contents entries found.

PURCHASE AGREEMENT (MSN [______]), dated [______], 20[__] (the “Purchase Agreement”), between [______], a [______] incorporated under the laws of [______] whose registered office is at [______] (the “Purchaser”), and [LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile whose registered office is at Av. Presidente Riesco 5711, 20th floor, Las Condes, Santiago, Chile] (“LATAM”).
RECITALS:
Seller will, on the Delivery Date, hold good title to the Aircraft.
Purchaser has agreed to acquire the Aircraft from Seller on the Delivery Date, on the terms and conditions hereof, for the purpose of leasing the Aircraft to LATAM under the Aircraft Lease Agreement (as defined below).
AGREEMENT:
In consideration of the foregoing premise, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; CONSTRUCTION AND INTERPRETATION

Capitalised terms used in this Purchase Agreement shall have the respective meanings ascribed to such terms in Schedule 1 to this Purchase Agreement or, if not defined therein, then in the Aircraft Lease Agreement (MSN [______]), dated [on or about the date hereof] (the “Aircraft Lease Agreement”), between Purchaser and LATAM incorporating the Aircraft Lease Shared Terms for LATAM, dated [______], 2014 (the “ALST”). The rules of construction and interpretation for this Purchase Agreement shall be as set out in Part II of Schedule 1 to the ALST, mutatis mutandis, provided that references to “Lessor” and “Lessee” shall be deemed to be references to “Purchaser” and “LATAM” respectively for these purposes and references to the “Aircraft Lease Agreement” shall be deemed to be references to this Purchase Agreement.

2.	PURCHASE AND SALE OF AIRCRAFT

2.1	Agreement to Purchase and Sell

Subject to the terms and conditions of this Purchase Agreement and the other Operative Documents, LATAM shall procure that Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, the Aircraft.

2.2	Timing of Sale and Purchase

Subject to the terms and conditions of this Purchase Agreement and the other Operative Documents, the sale and purchase of the Aircraft hereunder shall occur on the Scheduled Delivery Date, or on such later Business Day on which the Delivery Date is capable of occurrence in accordance with Section 2 of Part II of Schedule 1 to the Aircraft Lease Agreement, but subject in all events to the termination provisions set out therein. If the Aircraft Lease Agreement is terminated pursuant to such Section 2, then the obligations of the parties under this Purchase Agreement and each other Operative Document shall automatically terminate, whereupon (i) neither LATAM nor Purchaser shall have any further obligation to the other hereunder or thereunder and (ii) neither LATAM nor Purchaser shall be responsible for any losses, including loss of profit, costs or expenses arising therefrom suffered or incurred by the other.

2.3	Transfer Documents

On the Delivery Date, subject to receipt of the payment of the Net Amount Payable and executed Purchaser’s Acceptance Certificate substantially in the form of Exhibit C (the “Purchaser’s Acceptance Certificate”) from the Purchaser by LATAM, LATAM shall procure that Seller delivers to Purchaser the Bill of Sale substantially in the form of Exhibit A to this Purchase Agreement (the “Bill of Sale”) whereby title to the Aircraft shall be conveyed to the Purchaser. Simultaneously with delivery to Purchaser of the Bill of Sale, title to the Aircraft Documentation shall also pass from Seller to Purchaser.

2.4	Title and Risk of Loss

Title to and risk of loss of the Aircraft shall pass from Seller to Purchaser concurrently with the delivery of the Bill of Sale hereunder by Seller to Purchaser as provided in Section 2.3, but not prior thereto.

3.	PURCHASE PRICE

3.1	Amount

The purchase price for the Aircraft is the amount set forth in column 2 of Schedule 3 corresponding to the calendar month in which the Delivery Date occurs (the “Purchase Price”).

3.2	Payment

Concurrently with transfer of title to the Aircraft in accordance with Section 2.3, Purchaser shall pay the Purchase Price, less the aggregate of:

(1)	if not already paid by LATAM, the Rent—Periodic due on the Delivery Date; and

(2)	if LATAM has not provided a Letter of Credit in accordance with Section 4.2 of the ALST, and if not already paid by LATAM, the Commitment Fee Amount

(the Purchase Price, less such aggregate amount, the “Net Amount Payable”), by wire transfer of immediately available funds to such account or accounts as shall be separately notified in writing to Purchaser by LATAM.

All payments to be made by Purchaser under this Purchase Agreement shall be made in full without any withholding, set-off or counterclaim whatsoever.

3.3	Exclusive of Tax

The Purchase Price is exclusive of any value added tax, sales tax or similar tax which may arise on the sale and purchase of the Aircraft, in any jurisdiction.

4.	CONDITIONS PRECEDENT

4.1	Conditions to Purchaser’s Obligations

4.1.1
The obligation of Purchaser to purchase and accept the Aircraft from Seller hereunder is subject to the fulfillment to the satisfaction of Purchaser on or prior to the Delivery Date of the conditions precedent set out in Schedule 4 to the Aircraft Lease Agreement (other than those conditions precedent set out therein that can only be fulfilled upon payment by Purchaser of the Net Amount Payable) and of the following conditions precedent:

(a)
the Aircraft Lease Agreement, the ALST, the Acceptance Certificate, the Mortgage Release and a Title Warranty Letter substantially in the form of Exhibit B hereto shall have been executed and delivered, or Purchaser shall be satisfied (acting reasonably) that such documents will be executed and delivered promptly upon payment by Purchaser of the Net Amount Payable;

(b)	the obligations under the Aircraft Lease Agreement of:

(i)	LATAM (as Lessee) to accept delivery of the Aircraft and lease the Aircraft from Purchaser (as Lessor) thereunder; and

(ii)	Purchaser (as Lessor) to deliver and lease the Aircraft to LATAM (as Lessee) thereunder,

shall have become conditional only on transfer of title to the Aircraft to Purchaser, on the Delivery Date;

(c)	the Aircraft shall be free of all Liens other than Permitted Liens, any rights created under this Purchase Agreement and the possessory rights conferred by the Aircraft Lease Agreement at delivery;

(d)
the representations and warranties of LATAM under Section 5.2 of this Purchase Agreement are correct as at the Delivery Date as if made on the Delivery Date with reference to the facts and circumstances then existing;

(e)
Purchaser is satisfied that the Delivery Location, and the arrangements described in Section 2.3 of this Purchase Agreement, do not give rise to any Taxes other than Taxes which it or LATAM has agreed to bear;

(f)	no Event of Loss, or damage of or to the Aircraft or any part thereof for which the cost of correction or repairs would exceed US$[_____], shall have occurred subsequent to [______], 20[__];

(g)
Purchaser shall have received a secretary’s or officer’s certificate from LATAM addressing, inter alia, LATAM’s power and authority to enter into this Purchase Agreement and perform its obligations hereunder, and attaching, inter alia, a copy of LATAM’s constitutional documents and the corporate approvals required by LATAM for the transactions contemplated hereby; and

(h)	Purchaser shall have received a legal opinion of LATAM’s in-house counsel.

4.1.2
The conditions referred to in Section 4.1.1 of this Purchase Agreement are for the sole benefit of Purchaser and may be waived or deferred in whole or in part and with or without conditions by Purchaser. If any of those conditions are not satisfied on the Delivery Date and Purchaser (in its absolute discretion) nonetheless agrees to purchase the Aircraft under this Purchase Agreement, LATAM will ensure that those conditions are fulfilled within 30 days after the Delivery Date (or such later date as may be agreed in writing by Purchaser and LATAM) and Purchaser may treat as an “Event of Default” under the Aircraft Lease Agreement the failure of LATAM to do so.

4.2	Conditions to LATAM’s Obligations

The obligation of LATAM to procure the sale and delivery of the Aircraft to Purchaser hereunder is subject to:
(1)    the payment by Purchaser of the Net Amount Payable;

(2)
the fulfillment to the satisfaction of LATAM on or prior to the Delivery Date of the conditions precedent set out in Schedule 5 to the Aircraft Lease Agreement (other than those conditions precedent set out therein that can only be fulfilled upon payment by Purchaser of the Net Amount Payable);

(3)
the representations and warranties of the Purchaser under Section 5.1 of this Purchase Agreement are correct as at the Delivery Date, as if made on the Delivery Date with reference to the facts and circumstances then existing;

(4)	the obligations of the Purchaser (as Lessor) to deliver the Aircraft to LATAM (as Lessee) under the Aircraft Lease Agreement shall have become conditional only on transfer of title to the Aircraft to Purchaser, on the Delivery Date; and

(5)
LATAM being satisfied that the Delivery Location, and the arrangements described in Section 2.3 of this Purchase Agreement, do not give rise to any Taxes other than Taxes which it or Purchaser has agreed to bear.

5.	Representations and Warranties

5.1	Purchaser’s Representations and Warranties
In order to induce LATAM to enter into this Purchase Agreement, Purchaser hereby represents and warrants to LATAM that:

(1)
Purchaser (a) is a [______] duly incorporated under the laws of [______] and (b) has the power and authority to enter into and perform its obligations under each Operative Document. The execution, delivery and performance by Purchaser of its obligations under each Operative Document to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser. Such Operative Documents each have been (as and when delivered by Purchaser) duly executed and delivered by Purchaser and each constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or principles of equity or other laws of general application affecting the enforcement of creditors rights.

(2)	Purchaser holds all authorizations necessary to permit its execution and delivery of each Operative Document to which it is a party and the performance of its obligations thereunder;

(3)
neither the execution and delivery of any Operative Document by Purchaser, nor the performance by Purchaser of its obligations thereunder contravenes any of the provisions of its constitutional documents or any law applicable to it or to the Aircraft or any of its assets or conflicts with or results in a default under any document which is binding on Purchaser or any of its assets or results in the creation of any Lien over any of its assets;

(4)
it is subject to civil and commercial law with respect to its obligations under each Operative Document to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of each such Operative Document constitutes its private and commercial acts; and

(5)
there are no pending or, to Purchaser’s knowledge, threatened actions or proceedings before any court, arbitration or administrative agency in respect of this Purchase Agreement or any other Operative Document or the Aircraft or the performance by Purchaser of its obligations hereunder or under any other Operative Document to which it is a party.

The representations and warranties above will survive execution of this Purchase Agreement and shall be deemed made and given on the date hereof and on the Delivery Date, with reference to the facts and circumstances then existing.

5.2	LATAM’s Representations and Warranties

In order to induce Purchaser to enter into this Purchase Agreement, LATAM hereby represents and warrants to Purchaser that:

(1)
LATAM (a) is a sociedad anónima duly incorporated under the laws of the Lessee Jurisdiction and (b) has the corporate power and authority to own its assets wherever located or used and to enter into and perform its obligations under each Operative Document to which it is a party. The execution and delivery by LATAM of the Operative Documents to which it is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of LATAM. Such Operative Documents each have been (as and when delivered by LATAM) duly executed and delivered by it and each constitutes legal, valid and binding obligations of LATAM, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or principles of equity or other laws of general application affecting the enforcement of creditors rights;

(2)	LATAM holds all authorizations necessary to permit its execution and delivery of each Operative Document to which it is a party and the performance of its obligations thereunder;

(3)
neither the execution and delivery of any Operative Document by LATAM, nor the performance by LATAM of its obligations thereunder contravenes any of the provisions of its constitutional documents or any law applicable to it or any of its assets or conflicts with or results in a default under any document which is binding on LATAM or any of its assets;

(4)
it is subject to civil and commercial law with respect to its obligations under each Operative Document to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of each such Operative Document constitutes its private and commercial acts;

(5)
there are no pending or, to LATAM’s knowledge, threatened actions or proceedings before any court, arbitration or administrative agency in respect of this Purchase Agreement or any other Operative Document or the Aircraft or the performance by LATAM of its obligations hereunder or under any other Operative Document to which it is a party;

(i)

(6)
except for the registrations, recordations and filings described in Section 7 of the ALST, Section 4 of Part II of Schedule 1 to the Aircraft Lease Agreement and Schedule 4 to the Aircraft Lease Agreement, no further action, including the registration, recordation or filing of any instrument or document is necessary under the laws of the Lessee Jurisdiction and the State of Registration (a) in order for the Bill of Sale to transfer good and marketable, legal and beneficial title to the Aircraft, in accordance with the terms thereof, to Purchaser or (b) to authorize or permit LATAM to perform its obligations under each Operative Document to which it is a party;

(7)
Seller shall on the Delivery Date be the sole legal and beneficial owner of the Aircraft and the Aircraft shall on the Delivery Date be free from any Lien (other than Permitted Liens and the possessory rights conferred by the Aircraft Lease Agreement) and upon delivery of the Bill of Sale to Purchaser good and marketable legal and beneficial title to the Aircraft shall be transferred to Purchaser, free of such Liens;

(8)
the obligations of LATAM under the Operative Documents to which it is party rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LATAM, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(9)	to LATAM’s knowledge no Event of Loss, or damage of or to the Aircraft or any part thereof for which the cost of correction or repairs would exceed US$[_____], has occurred since [______], 20[__]; and

(10)	[****]

The representations and warranties above will survive execution of this Purchase Agreement and shall be deemed made and given on the date hereof and on the Delivery Date (and at the time of delivery, where relevant), with reference to the facts and circumstances then existing. The rights and remedies of each party in relation to any misrepresentation or breach of warranty on the part of the other party shall not be prejudiced by any investigation by or on behalf of such into the affairs of the other party, by the performance of any Operative Document or by any other act or thing which may be done or omitted to be done by each party under any Operative Document or any related document and which would or might, but for this provision, prejudice such rights and remedies.

5.3	Disclaimer

EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY PURCHASER, WHICH SHALL BE EVIDENCED BY THE DELIVERY TO LATAM OF THE PURCHASER’S ACCEPTANCE CERTIFICATE AND THE DELIVERY OF THE BILL OF SALE TO PURCHASER, THE AIRCRAFT SHALL BE SOLD UNDER THIS PURCHASE AGREEMENT “AS-IS, WHERE-IS, WITH ALL FAULTS” AND PURCHASER AGREES, ACKNOWLEDGES AND ACCEPTS THAT SAVE AS EXPRESSLY STATED IN THIS PURCHASE AGREEMENT OR IN THE BILL OF SALE NONE OF LATAM, SELLER NOR ANY OF THEIR RESPECTIVE SERVANTS, AGENTS OR AFFILIATES MAKES ANY WARRANTY, REPRESENTATION OR COVENANT WHATSOEVER CONCERNING THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, MERCHANTABILITY, CONDITION, DESCRIPTION, FITNESS FOR USE OR PURPOSE, DESIGN OR OPERATION OF THE AIRCRAFT OR ANY PART THEREOF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE ABSENCE OF
ANY INHERENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE) THEREIN OR AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT
DOCUMENTATION. EFFECTIVE UPON DELIVERY OF THE AIRCRAFT HEREUNDER AS EVIDENCED BY THE DELIVERY TO LATAM OF THE PURCHASER’S ACCEPTANCE CERTIFICATE, SAVE AS EXPRESSLY STATED IN THIS PURCHASE AGREEMENT OR IN THE BILL OF SALE, PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) AND OTHER INDEMNITIES, GUARANTIES, OBLIGATIONS AND LIABILITIES OF LATAM AND SELLER IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, MERCHANTABILITY, CONDITION, DESCRIPTION, FITNESS FOR USE OR PURPOSE, DESIGN OR OPERATION OF THE AIRCRAFT OR ANY PART THEREOF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE ABSENCE OF ANY INHERENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE) THEREIN WHICH ARE EXPRESSLY EXCLUDED.
DELIVERY OF AN ACCEPTANCE CERTIFICATE IN RELATION TO THE AIRCRAFT BY PURCHASER TO LATAM SHALL BE CONCLUSIVE PROOF THAT PURCHASER HAS EXAMINED AND INVESTIGATED THE AIRCRAFT AND THAT THE AIRCRAFT IS IN EVERY WAY SATISFACTORY TO PURCHASER.

6.	FURTHER ASSURANCES

Without limiting the other obligations and liabilities of the parties under the Operative Documents, each party hereto agrees to promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such party may from time to time reasonably request in order to effectively carry out the intent and purpose of the Operative Documents and to establish, perfect and protect the rights and remedies created or intended to be created in favor of each party hereunder and in the Aircraft, any Engine, Part, Aircraft Documentation or other right or interest related thereto.

7.	GOVERNING LAW AND JURISDICTION

7.1	English Law

THIS PURCHASE AGREEMENT AND ALL NON-CONTRACTUAL OBLIGATIONS ARISING HEREUNDER OR IN CONNECTION HEREWITH WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND.

7.2	Jurisdiction

Each of LATAM and Purchaser agrees that the English courts are to have non-exclusive jurisdiction to settle any disputes between them which may arise in connection with this Purchase Agreement, and by execution and delivery of this Purchase Agreement each of LATAM and Purchaser irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of LATAM and Purchaser waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings between them in connection with this Purchase Agreement and agrees that a judgment or order of an English court in connection with this Purchase Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. Nothing herein will limit the right of either LATAM or Purchaser to bring any legal action or proceeding or obtaining execution of judgment against the other in any other appropriate jurisdiction or concurrently in more than one jurisdiction. Each of LATAM and Purchaser further agrees that, subject to applicable Law, a final judgment in any action or proceeding arising out of or relating to this Purchase Agreement will be conclusive and may be enforced in any other jurisdiction outside England by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law.

7.3	LATAM’s Process Agent

LATAM irrevocably designates, appoints and empowers [LATAM Airlines Group S.A. (London Office), at present located at 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England (Attention: Gonzalo Garcia)], as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding between LATAM and Purchaser arising out of or relating to this Purchase Agreement. Such service may be made by mailing or delivering a copy of such process in care of such process agent, and LATAM irrevocably authorizes and directs its designated process agent to accept such service on its behalf. LATAM further agrees that failure by a process agent appointed in accordance with this section to notify LATAM of the process will not invalidate such process or service or the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either party to serve process in any other manner permitted by applicable Law.

7.4	Purchaser’s Process Agent

Purchaser irrevocably designates, appoints and empowers [NCR National Corporate Research (UK) Limited, 7 Welbeck Street, London W1G 9YE, United Kingdom,] as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding between LATAM and Purchaser arising out of or relating to this Purchase Agreement. Such service may be made by mailing or delivering a copy of such process in care of such process agent, and Purchaser irrevocably authorizes and directs its designated process agent to accept such service on its behalf. Purchaser further agrees that failure by a process agent appointed in accordance with this section to notify Purchaser of the process will not invalidate such process or service or the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either party to serve process in any other manner permitted by applicable Law.

7.5	Waiver of Immunity

Each party hereto irrevocably and unconditionally agrees that if the other party brings legal proceedings against it or its assets in relation to this Purchase Agreement no immunity from such legal proceedings (which will be deemed to include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets. Each party hereto further irrevocably and unconditionally (1) waives any such right of immunity which it or its assets now have or may in the future acquire and (2) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

8.	Miscellaneous

8.1	Assignment

At any time after the Delivery Date, Purchaser may transfer or assign its rights under this Purchase Agreement and/or the Bill of Sale, in whole or in part, by notice in writing to LATAM, in connection with (and concurrently with) any assignment or transfer of its rights under the Aircraft Lease Agreement in accordance with the terms of the Aircraft Lease Agreement. For the avoidance of doubt, Purchaser shall not transfer or assign this Purchase Agreement independently of the Aircraft Lease Agreement. LATAM may not, without the prior written consent of Purchaser, directly or indirectly assign any of its rights or delegate any of its obligations hereunder. Subject to the foregoing, the terms and provisions of this Purchase Agreement shall be binding upon and inure to the benefit of Purchaser and LATAM and their respective successors, permitted transferees and permitted assigns, as the case may be.

8.2	Amendments

No provision of this Purchase Agreement may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed,

waived or discharged and signed by each party hereto; and no provision of this Purchase Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by each party hereto.

8.3	Severability

If any provision of this Purchase Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (1) all other provisions hereof shall remain in full force and effect in such jurisdiction and (2) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

8.4	Costs and expenses

Each party shall be responsible for its own fees, costs and expenses (including, but not limited to, fees of legal counsel, accounting and insurance advisors and equipment appraisers) arising out of or connected with this Purchase Agreement.

8.5	Counterparts

This Purchase Agreement and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

8.6	Time of the Essence

Time shall be of the essence as regards the performance by each of LATAM and Purchaser of its respective obligations under this Purchase Agreement.

8.7	Notices

All notices, requests and other communications to LATAM or Purchaser under this Purchase Agreement shall be in writing (for this purpose, “writing” includes fax), shall refer specifically to this Purchase Agreement and shall be personally delivered or sent by fax, or sent by overnight courier service (e.g., Federal Express), in each case to the respective address specified in Schedule 2 hereto or such other address as such Person may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective when received or, if by fax, when “confirmed” by the sending fax machine provided that any such notice by fax so “confirmed” after 6:00 p.m., for the recipient, shall be effective on the next succeeding local Business Day.

8.8	Language

All notices to be given under this Purchase Agreement shall be in English. All documents delivered to Purchaser pursuant to this Purchase Agreement will be in English, or if not in English, will be accompanied by a certified English translation. The language of this Purchase Agreement, and the language of its interpretation, is English. If there is any inconsistency between the English version of this Purchase Agreement and the Bill of Sale and any version in any other language, whether or not such other version is executed by Purchaser or LATAM, the English version will prevail for all purposes.

8.9	Entire Agreement

This Purchase Agreement and the other Operative Documents constitute the entire agreement between the parties concerning the subject matter hereof, and supersede all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein or in the other Operative Documents.

8.10	Rights of Third Parties
Seller may, under the Contracts (Rights of Third Parties) Act 1999, enforce the rights expressed to be conferred on it under this Purchase Agreement together with any ancillary rights. Except as expressly stated in this Section, the parties do not intend that any term of this Purchase Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Purchase Agreement. The parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under and to the extent permitted by the terms of this Purchase Agreement without the consent of any person who is not a party to this Purchase Agreement.

(1)	CAPE TOWN CONVENTION
Prior to the Delivery Date of the Aircraft Purchaser shall not seek, nor shall it be entitled, to register any interest in such Aircraft or this Purchase Agreement at the International Registry.

LATAM and Purchaser have caused this Purchase Agreement to be executed by their respective officers or authorised signatories on the day and year first above written.

LATAM AIRLINES GROUP S.A.

By:

    Name:

    Title:

[ PURCHASER ]

By:

    Name:

    Title:

SCHEDULE 1
DEFINITIONS
The following terms shall have the following meanings:
“Net Amount Payable” is defined in Section 3.2 of the Purchase Agreement.
“Purchase Price” is defined in Section 3.1 of the Purchase Agreement.
“Purchaser’s Acceptance Certificate” is defined in Section 2.3 of the Purchase Agreement.
“Seller” means [______], a [______] under the laws of [______].

SCHEDULE 2
NOTICE AND ACCOUNT INFORMATION
[PURCHASER ADDRESS:
[______]
Attn:    [______]
Fax:    [______]

with a copy to:
Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902, USA
Attn:    Lease Management
Fax:     +1 917 591 9106 ]
LATAM ADDRESS:

[LATAM Airlines Group S.A.
Edificio Huidobro
Avenida Presidente Riesco 5711, 20th Floor
Santiago, Chile
Attn:    Rafael Lourenco Lorenzoni – Leasing Contracts and Negotiations VP
Fax:    +56 2 2565 3905]

SCHEDULE 3
PURCHASE PRICE

1 Delivery Month	2 Purchase Price
Feb-2014	[****]
Mar-2014	[****]
Apr-2014	[****]
May-2014	[****]
Jun-2014	[****]
Jul-2014	[****]
Aug-2014	[****]
Sep-2014	[****]
Oct-2014	[****]
Nov-2014	[****]
Dec-2014	[****]
Jan-2015	[****]
Feb-2015	[****]
Mar-2015	[****]
Apr-2015	[****]
May-2015	[****]
Jun-2015	[****]
Jul-2015	[****]

EXHIBIT A
FORM OF AIRCRAFT BILL OF SALE

AIRCRAFT BILL OF SALE	NOTA DE VENDA DE AERONAVE
By this Bill of Sale, [ ] (hereinafter the "Seller") confirms that the Seller has received payment in full of the purchase price of the aircraft, equipment and documents more particularly specified below and the Seller hereby transfers and conveys to [ ] (the "Buyer") whilst:
(1) the Airframe is located in _______________;
(2) the Engine with manufacturer’s serial number [ ] is located in _______________; and
(3) the Engine with manufacturer’s serial number [ ] is located in _______________, on _______________________ 20[ ], at _______________, Brasília Summer time, all of Seller’s right, title and interest in and to:

Pela presente Nota de Venda, a [ ] (doravante denominada "Vendedora") confirma ter recebido o pagamento integral do preço de compra da aeronave, equipamentos e documentos mais detalhadamente especificados abaixo e, neste ato, transfere e passa para a [ ] (doravante denominada "Compradora") enquanto:
(1) a Fuselagem está localizada no _______________;

(2) o Motor com número de série do fabricante [ ] está localizado no _______________; e

(3) o Motor com número de série do fabricante [ ] está localizado no _______________, no dia ____ de__________________ de 20[ ] , às _________ horas, horário de Verão de Brasília, todos os direitos, titularidade e interesses da Vendedora [in and to]:

•one (1) Boeing model 777-300ER airframe bearing manufacturer's serial number [ ], and Brazilian Registration Mark “PT-[ ]”;	(1) uma (1) aeronave Boeing modelo 777- 300ER com número de série do fabricante [ ], e Matrícula Brasileira “PT-[ ]”;
(2) two (2) General Electric (model GE90-115B) engines bearing manufacturer’s serial number [ ] and [ ];	;
(3) all equipment, accessories and parts belonging to, installed in or appurtenant to such aircraft (other than the engines installed thereon); and	(3) todos os equipamentos, acessórios e peças pertinentes, instalados ou referentes a essa aeronave (exceto os motores nela instalados); e

(4) the Manuals and Technical records,	(4) os Manuais e Registros Técnicos,
(hereinafter collectively the "Aircraft").	(doravante denominados, em conjunto, "Aeronave").
The Aircraft is conveyed in “AS IS, WHERE IS” condition, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, whether express or implied by law or otherwise and Buyer hereby waives, releases and renounces all other express or implied warranties, conditions or representations with regard to the condition or title of the Aircraft (including the state, description, quality, airworthiness or fitness of the Aircraft), except that Seller hereby warrants to Buyer that (i) the Aircraft is free and clear of Lessor Liens (as defined in the Lease Agreement dated as of [ ] between Seller and TAM Linhas Aéreas S.A. (the “Lease Agreement”) and (ii) that Seller is transferring to Buyer such title that it received from The Boeing Company pursuant to the bill of sale dated [ ].

A Aeronave é transmitida na condição “COMO ESTÁ, ONDE ESTÁ”, SEM REPRESENTAÇÃO OU GARANTIA DE QUALQUER TIPO, [ ] exceto que a Vendedora neste ato garante à Compradora que (i) A Aeronave está livre e desembaraçada de qualquer Ônus do Arrendador (conforme definido no Contrato de Arrendmaneto datado de [ ] entre a Vendedora e TAM Linhas Aéreas S.A. (o “Contrato de Arrendamento”) e (ii) que a Vendedora transfere à Compradora referido título que recebeu da The Boeing Company de acordo com a nota de venda datada de [ ], livre e desembaraçada de quaisquer Direitos de Garantia Reais da Vendedora.

In this Bill of Sale words and expressions defined in the Lease Agreement (including words and expressions defined by reference to another document therein) shall bear the same respective meanings unless otherwise defined herein.

Nesta Nota de Venda, os termos e expressões definidos no Contrato de Arrendamento (incluindo os termos e expressões definidos por referência a qualquer outro documento nele constante), terão os mesmos respectivos significados, a menos que de outro modo definido neste instrumento.

IN WITNESS whereof, the Seller has caused this Bill of Sale to be duly executed and delivered this ______ day of __________ 20[ ].	EM TESTEMUNHO DO PRESENTE, a Vendedora agiu para que esta Nota de Venda seja devidamente assinada e entregue, neste dia ______ de __________ de 20[ ].

For and on behalf of:	Em nome e representação da:

[ Seller ]	[ Vendedora ]

By: _________________________	Assinado: _________________________
Name:	Nome:
Title:	Cargo:

Acknowledged and accepted,	Reconhecido e aceito,
For and on behalf of:	Em nome e representação da:

[ Buyer ]	[ Compradora ]

By: _________________________	Assinado: _________________________
Name:	Nome:
Title:	Cargo:

Witnesses:	Testemunhas:
1. Name: _________________________ ID:	1. Nome: _________________________ RG ou CPF:

2. Name: _________________________ ID:	2. Nome: _________________________ RG ou CPF:

EXHIBIT B
FORM OF TITLE WARRANTY LETTER

[__________], 20[_]
Reference is made to the Purchase Agreement (MSN [______]) dated [__________], 20[_] (the “Purchase Agreement”) between [______] (the “Purchaser”) and LATAM AIRLINES GROUP S.A. (“LATAM”) relating to the Boeing 777-300ER aircraft bearing manufacturer’s serial number [______], and the Bill of Sale, delivered by [______] (the “Seller”) to the Purchaser on the date hereof (the “Bill of Sale”).
LATAM hereby represents and warrants to the Purchaser and its successors, transferees and assigns that:
(1)    Seller is the sole legal and beneficial owner of the Aircraft;
(2)    Seller has good and lawful right to sell, deliver and transfer title to the Aircraft to Purchaser;
(3)    the Aircraft is free from any Lien (other than Permitted Liens and the possessory rights conferred by the Aircraft Lease Agreement);
(4)    upon delivery of the Bill of Sale to Purchaser, good and marketable legal and beneficial title, free and clear of all Liens (other than Permitted Liens and the possessory rights conferred by the Aircraft Lease Agreement), to the Aircraft and the Aircraft Documentation shall be transferred to Purchaser; and
(5)    LATAM will warrant and defend such title forever against all claims and demands whatsoever.
Capitalized terms used but not defined herein shall have the respective meanings set out or incorporated by reference, and all terms used herein shall be construed and interpreted in the manner described, in the Purchase Agreement.
This Title Warranty Letter shall be governed by and construed in accordance with the laws of England
IN WITNESS WHEREOF, this Title Warranty Letter is dated and delivered on the date set forth above.
LATAM AIRLINES GROUP S.A.

By:

    Name:

    Title:

EXHIBIT C
FORM OF PURCHASER’S ACCEPTANCE CERTIFICATE

[__________], 20[_]
By this Acceptance Certificate, [______] (the “Purchaser”), confirms that pursuant to that certain Purchase Agreement (MSN  [______]), dated [__________], 20[_] (the “Purchase Agreement”), between Purchaser and LATAM AIRLINES GROUP S.A. (“LATAM”), Purchaser did at [__:__] hours on this date accept delivery of the following airframe (the “Airframe”), the engines as specified (the “Engines”), all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature incorporated therein, installed thereon or attached thereto (other than any engines which are not the Engines) on the date hereof (the “Parts”) and the Aircraft Documentation relating thereto:

Airframe:	one Boeing model 777-300ER aircraft bearing manufacturer’s serial number [______]; and

Engines:	two General Electric model GE90-115B engines bearing manufacturer’s serial numbers [______] and [______].
The Airframe, Engines, Parts and Aircraft Documentation are together hereafter referred to and defined as the “Aircraft”.
Purchaser represents, warrants and confirms that it is purchasing the Aircraft “as is, where is with all faults” and that neither LATAM nor Seller makes any representations or warranties as to the condition of the Aircraft other than as contained in the Purchase Agreement.
Capitalized terms used but not defined herein shall have the respective meanings set out or incorporated by reference, and all terms used herein shall be construed and interpreted in the manner described, in the Purchase Agreement.
This Acceptance Certificate shall be governed by and construed in accordance with the laws of England.
IN WITNESS WHEREOF, this Purchaser’s Acceptance Certificate is dated and delivered on the date set forth above.

[ PURCHASER ]

By:

    Name:

    Title:

Schedule 7     - Form of LATAM Guarantee
GUARANTEE (MSN [ ])
GUARANTEE (MSN [ ]), dated [__________], 20[__] (this “Guarantee”), issued by LATAM AIRLINES GROUP S.A., a company incorporated in Chile (“Guarantor”), to [ ], a [ ] incorporated in [ ] (“Beneficiary”).
RECITALS:
[ ] (“Company”) and Beneficiary have entered into Purchase Agreement (MSN [ ]), dated [__________], 20[__] (the “Purchase Agreement”), relating to one Boeing 777-300ER aircraft bearing manufacturer’s serial number [ ].
A condition precedent to Beneficiary’s obligations under the Purchase Agreement is that Guarantor issues this Guarantee to Beneficiary.
Guarantor expects to derive benefit, directly and indirectly, from the transactions contemplated by the Purchase Agreement.
AGREEMENT:
In consideration of the foregoing premises, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, Guarantor and Beneficiary agree as follows:

SECTION 1.	DEFINITIONS; CONSTRUCTION
The capitalised terms used in this Guarantee will have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. This Guarantee will be construed and interpreted in accordance with Section 1 of the Purchase Agreement mutatis mutandis.

SECTION 2.	GUARANTEE
2.1    Guarantee
Guarantor hereby, irrevocably, unconditionally, as primary obligor not merely as surety and without offset, abatement, deferment or deduction, guarantees to Beneficiary the prompt payment in full when due of all amounts owed by, and the performance of all obligations of, Company under the Purchase Agreement and the Bill of Sale (such payment and performance obligations, collectively, the “Guaranteed Obligations”).
If Company fails to pay in full any amounts owed by it under the Purchase Agreement, Guarantor will promptly and fully pay such payment obligations when due and payable without demand or notice. If Company fails to perform any of its obligations under the Purchase Agreement or the Bill of Sale for any reason, Guarantor will fully and promptly perform such obligations or cause such obligations to be performed without any demand or notice.
2.2    Indemnity
Without prejudice to Beneficiary’s rights under Section 2.1, Guarantor unconditionally and irrevocably undertakes, as a separate, additional and continuing obligation, to indemnify Beneficiary against all losses, liabilities, damages, costs and expenses whatsoever arising out of or in connection with any failure by Guarantor to fulfill the Guaranteed Obligations, or any breach by Guarantor of any provision of this Guarantee, and this indemnity will remain in full force and effect notwithstanding that the guarantee under Section 2.1 may be or become void, voidable, unenforceable or illegal or cease to be legal, valid or enforceable against Guarantor for any reason whatsoever, including any lack of authority of Company to enter into or perform its obligations under any document underlying any of the Guaranteed Obligations or any invalidity or unenforceability of the Guaranteed Obligations or any such document.
2.3    Waivers
The occurrence of any one or more of the following will not prejudice or otherwise affect the liability of Guarantor hereunder:

(1)
at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations will be extended or renewed, or such performance or compliance will be waived;

(2)
any of the Guaranteed Obligations will be modified, discharged, supplemented or amended in any respect, or any right under any document underlying any of the Guaranteed Obligations, will be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor will be released, compromised, varied or exchanged in whole or in part or otherwise dealt with;

(3)
any intermediate payment or settlement of any sum or sums owing or payable by Guarantor hereunder, it being the intent of Guarantor that this Guarantee will remain in full force and effect until the Guaranteed Obligations have been unconditionally, indefeasibly and irrevocably paid and discharged in full to the satisfaction of Beneficiary;

(4)	any other security now or in the future held by Beneficiary or any other rights of Beneficiary in relation to any of the Guaranteed Obligations or any related document;

(5)
Beneficiary and Company will agree to increase, reduce or otherwise adjust the amount of any payment or payments, or change any performance, comprising the Guaranteed Obligations, regardless of whether, without limitation, (a) Guarantor will be notified, (b) such agreement will later be canceled or rescinded for any reason or (c) the direct or indirect result of such increase, reduction or adjustment will increase or otherwise affect the obligations of Guarantor; and/or

(6)
any other action, omission, occurrence or circumstance whatsoever which may in any manner or to any extent vary the risk or effect discharge of the Guarantor hereunder as a matter of Law or otherwise or any other occurrence or circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Guarantor hereby expressly waives, to the fullest extent permitted by applicable Law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Beneficiary (or any trustee or agent on behalf of Beneficiary) exhaust any right, power or remedy or proceed against Company, or against any other Person under any other guarantee of, or security or support for, any of the Guaranteed Obligations, it being the intent of Guarantor that this Guarantee is a guarantee of payment and not merely of collection. Further, this Guarantee is a continuing guarantee and will extend to the final balance of all sums payable by Company in respect of any of the Guaranteed Obligations, whether or not any discharge is made in whole or in part in the meantime.
2.4    Reinstatement
The obligations of Guarantor under this Guarantee will be automatically reinstated if and to the extent that for any reason any payment in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations.

2.5    Waiver of Subrogation
Guarantor hereby agrees that until the final, unconditional, indefeasible and irrevocable payment and satisfaction in full of all Guaranteed Obligations, Guarantor will not exercise any right or remedy arising by reason of any performance by it of this Guarantee, whether by subrogation or otherwise, against Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations, all of which rights are hereby waived by Guarantor.
SECTION 3.    REPRESENTATIONS AND WARRANTIES; COVENANTS
Guarantor represents and warrants to Beneficiary that:

(1)
Guarantor is (a) a sociedad anónima duly incorporated under the Laws of Chile and (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to carry on its business as presently conducted.

(2)	The execution, delivery and performance by Guarantor of this Guarantee are within Guarantor’s corporate powers and have been duly authorized by all necessary corporate action on the part of Guarantor.

(3)
No authorization, approval, consent or other action by, and no notice to or filing with, any governmental agency or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guarantee.

(4)
This Guarantee has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors rights and general principles of equity.

(5)
None of the execution and delivery by Guarantor of this Guarantee, the performance of its obligations hereunder, the consummation of the transactions contemplated hereby or the compliance with the terms and provisions hereof contravenes any provision of the constitutional documents of Guarantor, or any Law applicable to it or any of its assets or conflicts with or results in a default under any document which is binding on Guarantor or any of its assets.

(6)	The representations and warranties given by the Company under Section [5.2] of the Purchase Agreement are true and correct as at the date given.
SECTION 4.    GOVERNING LAW, JURISDICTION
4.1    English Law
THIS GUARANTEE AND ALL NON-CONTRACTUAL OBLIGATIONS ARISING HEREUNDER OR IN CONNECTION HEREWITH WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND.
4.2    Jurisdiction
Each of Guarantor and Beneficiary hereby agrees that the English courts are to have non-exclusive jurisdiction to settle any disputes between them which may arise in connection with this Guarantee, and by execution and delivery of this Guarantee each of Guarantor and Beneficiary hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Guarantor and Beneficiary waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings between them in connection with this Guarantee and agrees that a judgment or order of an English court in connection with this Guarantee is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. Nothing herein will limit the right of either Guarantor or Beneficiary to bring any legal action or proceeding or obtaining execution of judgment against the other in any other appropriate jurisdiction or concurrently in more than one jurisdiction. Each of Guarantor and Beneficiary further agrees that, subject to applicable Law, a final judgment in any action or proceeding arising out of or relating to this Guarantee will be conclusive and may be enforced in any other jurisdiction outside England by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law.
4.3    Guarantor’s Process Agent
Guarantor irrevocably designates, appoints and empowers [LATAM Airlines Group S.A. (London Office), at present located at 2nd Floor, Landmark House, Hammersmith Bridge Road, London 26 9EJ England (Attention: Gonzalo Garcia)], as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding between Beneficiary and Guarantor arising out of or relating to this Guarantee. Such service may be made by mailing or delivering a copy of such process in care of such process agent, and Guarantor irrevocably authorises and directs its designated process agent to accept such service on its behalf. Guarantor further agrees that failure by a process agent appointed in accordance with this section to notify Guarantor of the process will not invalidate such process or service or the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either party to serve process in any other manner permitted by applicable Law.
4.4    Waiver of Immunity
Guarantor irrevocably and unconditionally agrees that if Beneficiary brings legal proceedings against it or its assets in relation to this Guarantee no immunity from such legal proceedings (which will be deemed to include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of Guarantor or with respect to its assets. Guarantor further irrevocably and unconditionally (1) waives any such right of immunity which it or its assets now have or may in the future acquire and (2) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.
SECTION 5.    MISCELLANEOUS
5.1    Amendments
No provision hereof may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by Guarantor and Beneficiary; and no provision hereof will be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by Guarantor and Beneficiary.
5.2    Severability
If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (1) all other provisions hereof will remain in full force and effect in such jurisdiction and (2) such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

5.3    No Assignments
Neither Beneficiary nor Guarantor may assign or delegate its rights or obligations hereunder without the written consent of the other party. Subject to the foregoing, the terms and provisions of this Guarantee will be binding upon and inure to the benefit of Beneficiary and Guarantor and their respective successors and permitted assigns.
5.4    Notices
All notices, requests and other communications to Beneficiary or Guarantor hereunder will be in writing (for this purpose, “writing” includes fax), will refer specifically to this Guarantee and will be personally delivered or sent by fax, or sent by overnight courier service (e.g., DHL), in each case to the respective address specified below or such other address as such Person may hereafter specify by notice to the other party hereto. Each such notice, request or other communication will be effective when received or, if by fax, when “confirmed” by the sending fax machine, provided that any such notice by fax so “confirmed” after 6:00 p.m., for the recipient, will be effective on the next succeeding local Business Day.
GUARANTOR ADDRESS:
[LATAM Airlines Group S.A.
Edificio Huidobro
Avenida Presidente Riesco 5711, 20th Floor
Santiago, Chile
Attn:    Rafael Lourenco Lorenzoni – Leasing Contracts and Negotiations VP
Fax:    +56 2 2565 3905]
BENEFICIARY ADDRESS:
[ [ ]
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902, USA
Attn:    Lease Management
Fax:     +1 917 591 9106]
5.5    Entire Agreement
This Guarantee constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto.
5.6    Operative Document
This Guarantee shall be an Operative Document.

IN WITNESS whereof this Guarantee has been duly executed as a deed and delivered the day and year first above written.

Executed as a deed by LATAM Airlines Group S.A. acting by: being a person/persons who in accordance with the law of Chile is/are acting under the authority of the company in the presence of:	) ) ) ) ) )	_______________________

Signature:
Name:
Title:

Executed as a deed by [ ] acting by: being a person/persons who in accordance with the law of [ ] is/are acting under the authority of the company in the presence of:	) ) ) ) ) ) )	_______________________

Signature:
Name:
Title:

Schedule 8

Schedule 9     - Purchase Price/Rent

1 Delivery Month	2 Purchase Price	3 Rent-Periodic (unadjusted)
Feb-2014	[****]	[****]
Mar-2014	[****]	[****]
Apr-2014	[****]	[****]
May-2014	[****]	[****]
Jun-2014	[****]	[****]
Jul-2014	[****]	[****]
Aug-2014	[****]	[****]
Sep-2014	[****]	[****]
Oct-2014	[****]	[****]
Nov-2014	[****]	[****]
Dec-2014	[****]	[****]
Jan-2015	[****]	[****]
Feb-2015	[****]	[****]
Mar-2015	[****]	[****]
Apr-2015	[****]	[****]
May-2015	[****]	[****]
Jun-2015	[****]	[****]
Jul-2015	[****]	[****]

Executed as a deed for and on behalf of Aircastle Holding Corporation Limited in the presence of:	) ) ) )	_______________________ Title: Director

Signature:
Name:
Title:

Executed as a deed by LATAM Airlines Group S.A. acting by: being a person/persons who in accordance with the law of Chile is/are acting under the authority of the company in the presence of:	) ) ) ) ) )	_______________________

Signature:
Name:
Title:

Framework Deed - Signature Page